Exhibit 4.4

Piper Jaffray Companies

Retirement Plan

(Effective January 1, 2003)

PIPER JAFFRAY COMPANIES
RETIREMENT PLAN

(Effective January 1, 2003)

i

v

PIPER JAFFRAY COMPANIES
RETIREMENT PLAN

(Effective January 1, 2003)

SECTION 1

INTRODUCTION

1.1. Plan Name. The name of the Plan set forth herein is “Piper Jaffray Companies Retirement Plan.”

1.2. IRS Qualification. The Plan consists of the following:

(a)	ESOP Portion. The ESOP Portion of the Plan is intended to qualify as a stock bonus plan under Code § 401(a) and an employee stock ownership plan under Code § 4975(e)(7).

(b)	Profit Sharing Portion. The remainder of the Plan, the Profit Sharing Portion, is intended to qualify as a profit sharing plan under Code § 401(a). The Profit Sharing Portion includes a cash or deferred arrangement that is intended to qualify under Code § 401(k).

(c)	Trust Fund. The assets of the Plan will be held in a Trust Fund which is intended to be exempt from taxation under Code § 501(a).

1.3. Plan Documents.

(a)	Original Document. The Plan and Trust Fund were established effective January 1, 2002, in an agreement dated December 23, 2002, titled “U.S. Bancorp Piper Jaffray Companies Inc. Profit Sharing Plan (Effective January 1, 2002).”

(b)	Amended and Restated Documents. The Plan provisions are amended and restated effective January 1, 2003, in this document. The Trust Fund provisions are amended and restated effective January 1, 2003, in a separate Trust Agreement.

1.4. No Effect on Former Employees. Except as may be otherwise specifically provided or required by law, this amended and restated Plan document shall not affect the rights of or benefits payable to, or with respect to, any Participant who died, retired or otherwise terminated employment prior to January 1, 2003. The rights of, and benefits payable to or with respect to, any such person shall be governed (except as may be otherwise specifically provided or required by law) by the Plan document in effect at the time of such person’s death, retirement or other termination of employment.

1.5. No Reduction of Protected Benefits. Nothing in this amendment and restatement of the Plan, or in any subsequent amendment of the Plan, shall cause any “section 411(d)(6) protected benefits” (as defined by Treasury Regulation § 1.411(d)-4) of any Participant to be reduced, eliminated or made subject to Employer discretion in a way that violates Code § 411(d)(6), valid regulations thereunder, or any other provision of the Code or ERISA. If any such amendment would appear to have the effect of reducing a protected accrued benefit, such amendment shall not be given effect to reduce the accrued benefit below the level immediately prior to the effective date of the amendment (but such amendment may have the effect of temporarily or indefinitely curtailing the accrual of additional benefits). If any such amendment would appear to have the effect of reducing any other type of Code § 411(d)(6)

protected benefit, such amendment shall not be given effect with respect to the portion of the Participant’s benefit accrued prior to the effective date of the amendment.

SECTION 2

DEFINITIONS

2.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     2.1.1. 401(k) Enrollment Agreement — the agreement entered into by a Participant (or automatically by operation of this Plan document) to provide for 401(k) Contributions under Section 5.2 and Catch-up Contributions under Section 5.3.

     2.1.2. Accounts — the following accounts will be maintained under the Plan for Participants:

(a)	Total Account — for convenience of reference, a Participant’s entire interest in the Trust Fund, including the Participant’s 401(k) Account, Matching Account, Profit Sharing Account, Rollover Account and Transfer Account, but excluding the Participant’s interest in a Suspense Account.

(b)	401(k) Account — the account maintained for each Participant to which is credited the 401(k) Contributions made pursuant to Section 5.2 and Catch-up Contributions made pursuant to Section 5.3, together with any increase or decrease thereon.

(c)	Matching Account — the account maintained for each Participant to which is credited the Participant’s allocable share of the Matching Contributions made pursuant to Section 5.4 or made pursuant to Section 3.3 of Appendix D, together with any increase or decrease thereon.

(d)	Profit Sharing Account — the account maintained for each Participant to which is credited the Participant’s allocable share of (i) Discretionary Profit Sharing Contributions made pursuant to Section 5.5, and (ii) Suspense Accounts forfeited pursuant to Section 7.2, together with any increase or decrease thereon.

(e)	Rollover Account — the account maintained for each Participant to which is credited the Participant’s rollover contributions made pursuant to Section 5.6, together with any increase or decrease thereon.

(f)	Suspense Account — the account maintained for each Participant to which is credited the Participant’s non-Vested Profit Sharing Account upon the occurrence of an Event of Maturity (pending reemployment or forfeiture pursuant to Section 7.2), together with any increase or decrease thereon.

(g)	Transfer Account — the account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from another qualified plan by the trustee of such other plan and not credited to any other Account, together with any increase or decrease thereon.

     2.1.3. Affiliate — a business entity which is under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in Code § 414(b), (c) and (m). A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations prescribed by the Secretary of the Treasury under Code § 414(a). A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under Code § 414(o). In addition to such required treatment, the Company’s Chief Executive Officer may, in his or her discretion, designate as an Affiliate any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Company, subject to such nondiscriminatory limitations as the Chief Executive Officer may impose.

     2.1.4. Alternate Payee — any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.

     2.1.5. Annual Valuation Date — each December 31 (or, if such date is not a Valuation Date, then the Annual Valuation Date shall instead be the nearest preceding Valuation Date).

     2.1.6. Beneficiary or Beneficiaries — the person or persons designated by a Participant (or automatically by operation of this Plan document) to receive any benefit payable under the terms of this Plan document to a Beneficiary. A person so designated shall not be considered a Beneficiary until the Participant dies.

     2.1.7. Benefits Administration Committee — the committee appointed pursuant to Section 13.2.

     2.1.8. Code — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan document to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

     2.1.9. Company — the following corporation:

(a)	Before the Spin-off Date: U.S. Bancorp Piper Jaffray Companies Inc., a Delaware corporation; and

(b)	On and after the Spin-off Date: Piper Jaffray Companies, a Delaware corporation, and any successor thereto.

     2.1.10. Company Stock — common stock (including associated rights, if any) of the Company which is readily tradable on an established securities market. If there is no such common stock, Company Stock shall mean only that class of common stock of the Company having a combination of voting power and dividend rights equal to or in excess of: (i) that class of common stock having the greatest voting power, and (ii) that class of common stock having the greatest dividend rights.

     2.1.11. Company Stock Fund — the Company Stock Fund established pursuant to Section 6.2 to hold the ESOP Portion of the Plan.

     2.1.12. Disability — a physical or mental condition that (i) the individual or entity responsible for determining benefit eligibility under the Employer’s separate plan of long-term disability benefits has determined renders the Participant eligible for long-term disability income loss benefits under such plan, or (ii) solely in the case of a Participant who is not covered by such plan (for example, because the Participant is not in employment covered by such plan or because the Participant has opted out of coverage) at the time short-term disability benefits for the condition end, the Social Security Administration has determined renders the Participant eligible for Social Security disability benefits. A Participant shall cease to be treated as having a Disability for purposes of this Plan when the relevant individual or entity (or in the case of a Participant whose Disability was established by the Social Security Administration, such Administration) determines that the Participant is no longer eligible for the disability benefits that originally established the Participant’s Disability.

     2.1.13. Effective Date — January 1, 2003. However, as specified in this Plan document, certain provisions will not become effective until the Spin-off Date.

     2.1.14. Employer — the Company, each business entity listed in Schedule I to this Plan document, and any business entity affiliated with the Company that adopts the Plan pursuant to Section 10.4 and subject to such limitations (not inconsistent with federal law) as the Company’s Chief Executive Officer may impose with respect to the extent that service with such business entity prior to such adoption will be recognized hereunder, and any successor thereof that adopts the Plan.

     2.1.15. ERISA — the Employee Retirement Income Security Act of 1974, as amended, including applicable regulations for the specified section of ERISA. Any reference in this Plan document to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

     2.1.16. ESOP Portion — the portion of the Plan that at any time consists of all assets of the Plan that are invested in the Company Stock Fund.

     2.1.17. Event of Maturity — any of the occurrences described in Section 7 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

     2.1.18. Highly Compensated Employee — any employee who (a) is a five percent (5%) owner (as defined in Appendix B) at any time during the current Plan Year or the preceding Plan Year, or (b) receives compensation from the Employer and all Affiliates during the preceding Plan Year in excess of Ninety Thousand Dollars ($90,000) (as adjusted under the Code for cost-of-living increases after 2003). For this purpose, “compensation” means compensation as defined in Appendix A for purposes of Code § 415. Compensation for any employee who performed services for only part of a year is not annualized for this purpose

     2.1.19. Investment Subfund — a separate pool of assets of the Trust Fund set aside for investment purposes under Section 6.

     2.1.20. Leased Employee — any individual (other than an employee of the Employer or an Affiliate) who performs services for the Employer or an Affiliate if (i) services are performed under an agreement between the Employer or an Affiliate and any other individual or entity, (ii) the individual performs services for the Employer or an Affiliate on a substantially full time basis for a period of at least twelve (12) consecutive months, and (iii) the individual’s services are performed under the primary direction or control of the Employer or an Affiliate. In determining whether an individual is a Leased Employee of the Employer or an Affiliate, all prior service with the Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (ii) above. No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.

     2.1.21. Normal Retirement Age — the date a Participant attains age fifty-nine and one-half (59-½) years.

     2.1.22. Participant — an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 4. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the earliest of the following: (i) the date of the Participant’s death, or (ii) if the Participant had a Vested Total Account at termination of employment, the complete distribution of that Vested Total Account after the termination of employment, or (iii) if the Participant did not have a Vested Total Account at termination of employment, the date of termination of employment.

     2.1.23. Plan — the defined contribution plan set forth herein (including any Trust Agreements), as adopted by the Company and as amended from time to time.

     2.1.24. Plan Year — the calendar year.

     2.1.25. Profit Sharing Portion — the portion of the Plan that at any time consists of all assets of the Plan other than those invested in the Company Stock Fund.

     2.1.26. Recognized Compensation — wages within the meaning of Code § 3401(a) for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(a)(2)) and paid to the Participant by the Employer for the applicable period; subject, however, to the following:

(a)	Included Items.

(1)	For All Contributions. In determining a Participant’s Recognized Compensation for all types of contributions, there shall be included all of the following: (i) elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under Code §§ 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 (including elective contributions authorized by the Participant under a cafeteria plan, a qualified transportation fringe benefit, or any qualified cash or deferred arrangement under Code § 401(k)), (ii) amounts deferred at the election of the Participant under a nonqualified deferred compensation plan maintained by the Employer, (iii) forgivable loans, as forgiven, and (iv) short-term disability payments.

(2)	For Discretionary Profit Sharing Contributions. In determining a Participant’s Recognized Compensation for purposes of Discretionary Profit Sharing Contributions under Section 5.5 and allocation of forfeitures under Section 7.2.2, there also shall be included restricted stock and restricted stock units at the time specified in paragraph (e)(2) below, but any tax gross-up amounts shall not be included.

(b)	Excluded Items.

(1)	For All Contributions. In determining a Participant’s Recognized Compensation for all types of contributions, there shall be excluded all of the following: (i) expense reimbursements, car allowances and other similar payments, including foreign service allowances, station allowances, foreign tax equalization payments and other similar payments, (ii) welfare and fringe benefits (cash and noncash), including tuition reimbursements, payments under an adoption assistance program, long-term disability payments (but not continued payment of a Participant’s normal compensation under the Employer’s policy regarding short-term absences for medical reasons), payments for vacation or sick leave accrued but not taken, and final payments on account of termination of employment (e.g., severance payments), (iii) all noncash remuneration (other than restricted stock and restricted stock units, as specified in paragraphs (a)(2) and (e)(2)) including income imputed from below-market loans and from insurance coverages and premiums, (iv) employee discounts and other similar amounts, (v) moving expenses, (vi) payments under a nonqualified deferred compensation plan, (vii) the value of all stock options, stock appreciation rights (whether or not exercised), and other stock-based awards (other than restricted stock and restricted stock units, as specified in paragraphs (a)(2) and (e)(2)), (viii) cash payments in lieu of retirement plan contributions that could not be made due to the application of Code § 401(a)(17), (ix) retention bonuses, and (x) employee recognition awards and merchandise awards.

(2)	For 401(k), Catch-up and Matching Contributions. In determining a Participant’s Recognized Compensation for purposes of 401(k) Contributions under Section 5.2, Catch-up Contributions under Section 5.3, and Matching Contributions under Section 5.4, there also shall be excluded any restricted stock and restricted stock units and any tax gross-up.

(3)	For Discretionary Profit Sharing Contributions. In determining a Participant’s Recognized Compensation for purposes of Discretionary Profit Sharing Contributions under Section 5.5 and allocation of forfeitures under Section 7.2.2, there also shall be excluded any uniform cash awards, discretionary cash awards and other cash awards paid at any time in connection with the spin-off of the Company from U.S. Bancorp.

(c)	Pre-Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan for purposes of a specified type of contributions shall not be taken into account in determining the Participant’s Recognized Compensation for such contributions.

(d)	Non-Recognized Employment. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(e)	Attribution to Periods. A Participant’s Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued. For purposes of Discretionary Profit Sharing Contributions under Section 5.5 and allocation of forfeitures under Section 7.2.2, however, the following special rules shall apply:

(1)	Bonuses. Annual and semi-annual bonuses shall be included in Recognized Compensation for the Plan Year in which the services were performed that resulted in the bonus, rather than the Plan Year in which the bonus is paid, provided that the bonus is paid within two (2) calendar months (with one pay period leeway to cover adjustments) after the end of the Plan Year in which the services were performed.

(2)	Restricted Stock. Awards of restricted stock and restricted stock units shall be included in Recognized Compensation for the Plan Year in which the services were performed that resulted in the award, rather than the Plan Year in which the award is granted or the Plan Year in which the restricted stock and restricted stock units become vested, provided that the award is granted within two (2) calendar months after the Plan Year in which the services were performed.

(f)	Excluded Periods. Amounts received more than thirty (30) days after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(g)	Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.

(h)	Annual Maximum. A Participant’s Recognized Compensation for any twelve-month period shall not exceed the annual compensation limit under Code § 401(a)(17). For purposes of the foregoing, the annual compensation limit under Code § 401(a)(17) shall be two hundred thousand dollars ($200,000) for the twelve-month period beginning January 1, 2003, and shall thereafter be adjusted as provided under the Code for cost of living increases. However, this limit shall not be applied in determining a Participant’s Recognized Compensation for purposes of 401(k) Contributions under Section 5.2 and Catch-up Contributions under Section 5.3.

     2.1.27. Recognized Employment — all service with the Employer by persons classified by the Employer as an employee on both payroll and personnel records; subject, however, to the following:

(a)	Exclusions. Service classified by the Employer as being performed in any of the following categories of employment shall be excluded from Recognized Employment:

(1)	Employment in a unit of employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a union representing that unit of employees, unless (and to the extent) such collective bargaining agreement provides for the inclusion of those employees in the Plan;

(2)	Employment of a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States;

(3)	Employment of a United States citizen or a United States resident alien outside the United States unless and to the extent the Company’s Chief Executive Officer shall designate such employment to be Recognized Employment (if such a designation is made, the Chief Executive Officer also shall specify the extent to which the compensation payable to such citizen by the Employer, the foreign Affiliate, or both shall be recognized for purposes of the Plan);

(4)	Employment by an Employer that began after December 31, 2002, as a result of the Employer’s acquisition, by merger, asset purchase, or otherwise, of all or a portion of a trade or business, unless and to the extent the Company’s Chief Executive Officer shall designate such employment to be Recognized Employment; and

(5)	Employment of a Highly Compensated Employee to the extent agreed to in writing by that individual.

(6)	Employment that is classified by the Employer as temporary employment.

(b)	Non-Employees. Service performed for the Employer by an individual who is not classified by the Employer as an employee on both payroll and personnel records shall not be considered Recognized Employment. Without limiting the generality of the foregoing, such service shall include service performed by an individual classified by the Employer as a Leased Employee, leased owner, leased manager, shared employee, shared leased employee, temporary worker, independent contractor, contract worker, agency worker, freelance worker or other similar classification.

(c)	Effect of Classification. The Employer’s classification of an individual at the time of inclusion in or exclusion from Recognized Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of an individual’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the individual being retroactively included in Recognized Employment. Notwithstanding anything to the contrary in this provision, however, the Company’s Chief Executive Officer may designate that a reclassified individual will be included in Recognized Employment prospectively. Any uncertainty concerning an individual’s classification shall be resolved by excluding the individual from Recognized Employment.

     2.1.28. Retirement Investment Committee — the committee appointed pursuant to Section 13.3.

     2.1.29. Spin-off Date — the date on which shares of common stock of Piper Jaffray Companies are distributed to stockholders of U.S. Bancorp.

     2.1.30. Trust Agreement — a trust agreement that creates a Trust Fund for the Plan.

     2.1.31. Trustee — a trustee specified as such in a Trust Agreement.

     2.1.32. Trust Fund — a fund created pursuant to a Trust Agreement.

     2.1.33. Valuation Date — each day on which trading is conducted on the New York Stock Exchange.

     2.1.34. Vested — nonforfeitable.

SECTION 3

SERVICE

3.1. Service Definitions. When used herein with initial capital letters, the following words and phrases have the following meanings:

     3.1.1. Eligibility Service — a measure of an employee’s service with the Employer and all Affiliates which is equal to the number of computation periods in which the employee is credited with at least one thousand (1,000) Hours of Service, subject however to the following rules:

(a)	Computation Periods. The computation periods for determining an employee’s Eligibility Service shall be the twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service and all Plan Years beginning after such date (regardless of any termination of employment and subsequent reemployment); provided, however, that in addition to the computation periods listed above, an employee whose employment with the Employer and all Affiliates terminates and who subsequently is reemployed by the Employer or an Affiliate shall also have a computation period beginning with the date the employee first performs an Hour of Service on or after the date of the employee’s reemployment.

(b)	Completion. A year of Eligibility Service shall be deemed completed as of the last day of the computation period (irrespective of the date during such period that the employee completed one thousand (1,000) Hours of Service). Fractional years of Eligibility Service shall not be credited.

(c)	Pre-Plan Service. Service with the Employer and all Affiliates prior to January 1, 2002, shall be recognized for the purpose of determining an employee’s Eligibility Service.

(d)	Pre-Acquisition Service. If a person commences employment with the Employer after December 31, 2002, such employment is described in the limitation on Recognized Employment in Section 2.1.27(a)(4), and the Company’s Chief Executive Officer designates such employment to be Recognized Employment, the person’s pre-acquisition service for the acquired trade or business shall be recognized for the purpose of determining such person’s Eligibility Service unless, in his or her designation, the Chief Executive Officer specifically provides to the contrary.

     3.1.2. Hours of Service — a measure of an employee’s service with the Employer and all Affiliates, determined for a particular computation period and equal to the number of hours credited to the employee under the following rules:

(a)	Paid Duty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These Hours of Service shall be credited to the employee for the computation period or periods in which the duties are performed.

(b)	Paid Nonduty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

(1)	No more than five hundred one (501) Hours of Service shall be credited on account of a single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period) unless such Hours in Service in excess of five hundred one (501) hours are due to Disability or to a period for which the employee is entitled to short-term disability pay continuation benefits;

(2)	No Hours of Service shall be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws;

(3)	No Hours of Service shall be credited on account of payments which solely reimburse the employee for medical or medically related expenses incurred by the employee; and

(4)	Payments shall be deemed made by or due from the Employer or an Affiliate whether made directly or indirectly from a trust fund or an insurer to which the Employer or an Affiliate contributes or pays premiums.

These Hours of Service shall be credited to the employee in accordance with applicable regulations for the computation period for which payment is made or, if the payment is not computed by reference to units of time, the Hours of Service shall be credited to the first computation period in which the event for which any part of the payment is made occurred.

(c)	Back Pay. An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service credited under paragraph (a) or (b) shall not be credited under this paragraph (c). The crediting of Hours of Service under this paragraph (c) for periods and payments described in paragraph (b) shall be subject to all the limitations of that paragraph. These Hours of Service shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)	Unpaid Absences.

(1)	Military Leaves. During service in the Armed Forces of the United States if the employee both entered such service and returned to employment with an Employer or an Affiliate from such service under circumstances entitling the employee to reemployment rights granted veterans under federal law, the employee shall be credited with the number of Hours of Service which otherwise would normally have been credited but for such leave of absence; provided, however, that if the employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age within the time prescribed by law for the retention of veteran’s reemployment rights, such Hours of Service shall not be credited.

(2)	Parenting Leaves. To the extent not otherwise credited and solely for the purpose of determining whether a One-Year Break in Service has occurred, Hours of Service shall be credited to an employee for any period of absence from work, due to pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee or for the purpose of caring for such child for a period beginning immediately following such birth or placement. The employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such employee but for such absence. If it is impossible to determine the number of Hours of Service which would otherwise normally have been so credited, the employee shall be credited with eight (8) Hours of Service for each day of such absence. In no event, however, shall the number of Hours of Service credited for any such absence exceed five hundred one (501) Hours of Service. Such Hours of Service shall be credited to the computation period in which such absence from work begins if crediting all or any portion of such Hours of Service is necessary to prevent the employee from incurring a One-Year Break in Service in such computation period. If the crediting of such Hours of Service is not necessary to prevent the occurrence of a One-Year Break in Service in that computation period, such Hours of Service shall be credited in the immediately following computation period (even though no part of such absence may have occurred in such subsequent computation period). These Hours of Service shall not be credited until the employee furnishes timely information which may be reasonably required by the Employer to establish that the absence from work is for a reason for which these Hours of Service may be credited.

(e)	Special Rules. An Employee will not receive credit for the same Hour of Service under more than one subsection of this section. To the extent not inconsistent with other provisions hereof, Department of Labor Regulations 29 C.F.R. § 2530.200b-2(b) and (c) are hereby incorporated by reference herein. To the extent required under Code § 414, services of leased employees, leased owners, leased managers, shared employees, shared leased employees and other similar classifications by the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for eligibility purposes and for determining Eligibility Service, Vesting Service and One-Year Breaks in Service as applied to Eligibility Service and Vesting Service. (These classifications of persons are not employees. They are, therefore, not eligible to participate in this Plan or accrue benefits under this Plan for such services.) Application of the leased employee rules under Code § 414(n) shall be subject to the following: (i) “contingent services” shall mean services performed by a person for the Employer or an Affiliate during the period the person has not performed the services on a substantially full time basis for a period of at least twelve (12) consecutive months, (ii) except as provided in (iii), contingent services shall not be taken into account for eligibility purposes and for determining Eligibility Service and Vesting Service, (iii) contingent services performed by a person who has become a

Leased Employee shall be taken into account for eligibility purposes and for determining Eligibility Service and Vesting Service, and (iv) all service performed as a Leased Employee (i.e., all service following the date an individual has satisfied all three requirements for becoming a Leased Employee) shall be taken into account for eligibility purposes and for determining Eligibility Service and Vesting Service.

(f)	Equivalency for Exempt Employees. Notwithstanding anything to the contrary in this Section 3.1.2, with respect to any period during which an employee is engaged in service for which the Employer and its Affiliates are not required by state or federal “wage and hour” or other law to count hours worked, and any other period during which it is not administratively feasible to count Hours of Service as otherwise provided in this Section 3.1.2 (including certain periods during which no duties were performed), Hours of Service shall be credited at the rate of ninety-five (95) Hours of Service for each semi-monthly payroll period with respect to which, under the provisions of this section (other than this paragraph), such employee would be entitled to credit for at least one (1) Hour of Service.

     3.1.3. One-Year Break in Service — a 12-month period during which an employee is credited with fewer than five hundred (500) Hours of Service. The 12-month period will be the Plan Year.

     3.1.4. Vesting Service — a measure of an employee’s service with the Employer and all Affiliates which is equal to the number of computation periods in which the employee is credited with at least one thousand (1,000) Hours of Service, subject however to the following rules:

(a)	Computation Periods. The computation period for determining an employee’s Vesting Service shall be the Plan Year.

(b)	Completion. A year of Vesting Service shall be deemed completed as of the date in the computation period that the employee completes one thousand (1,000) Hours of Service. Fractional years of Vesting Service shall not be credited.

(c)	Pre-Plan Service. Service with the Employer and all Affiliates prior to January 1, 2002, shall be recognized for the purpose of determining an employee’s Vesting Service.

(d)	Pre-Acquisition Service. If a person commences employment with the Employer after December 31, 2002, such employment is described in the limitation on Recognized Employment in Section 2.1.27(a)(4), and the Company’s Chief Executive Officer designates such employment to be Recognized Employment, the person’s pre-acquisition service for the acquired trade or business shall be recognized for the purpose of determining such person’s Vesting Service unless, in his or her designation, the Chief Executive Officer specifically provides to the contrary.

SECTION 4

ELIGIBILITY AND PARTICIPATION

4.1. Initial Eligibility Rules.

     4.1.1. Eligibility for 401(k) and Catch-up Contributions. For purposes of 401(k) Contributions under Section 5.2 and Catch-up Contributions under Section 5.3, an employee shall become a Participant as follows:

(a)	General Rule. An employee who is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the first day of the first month following the employee’s first Hour of Service, if the employee is then employed in such Recognized Employment. If the employee is not then employed in such Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters such Recognized Employment.

(b)	Part-time Employees. An employee who is not normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the January 1 or July 1 following the employee’s completion of one year of Eligibility Service, if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters Recognized Employment.

(c)	Spin-off Transition Rule. Each employee who on the Spin-off Date is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the Spin-off Date.

(d)	Effective on Spin-off Date. This Section 4.1.1 shall become effective on the Spin-off Date.

     4.1.2. Eligibility for Matching Contributions. For purposes of Matching Contributions under Section 5.4, an employee shall become a Participant as follows:

(a)	General Rule. An employee who is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the January 1 following the employee’s first Hour of Service, if the employee is then employed in such Recognized Employment. If the employee is not then employed in such Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters such Recognized Employment.

(b)	Part-time Employees. An employee who is not normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the

January 1 or July 1 following the employee’s completion of one year of Eligibility Service, if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters Recognized Employment.

(c)	Spin-off Transition Rule. Each employee who on the Spin-off Date is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer and who is eligible to receive a matching contribution under the U.S. Bancorp 401(k) Savings Plan for the calendar year in which the Spin-off Date occurs shall become a Participant on the Spin-off Date. Any other employee who on the Spin-off Date who is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on January 1, 2004, if the employee is then employed in such Recognized Employment.

(d)	Effective on Spin-off Date. This Section 4.1.2 shall become effective on the Spin-off Date.

     4.1.3. Eligibility for Discretionary Profit Sharing Contributions. For purposes of Discretionary Profit Sharing Contributions under Section 5.5 and allocation of forfeitures under Section 7.2.2, an employee shall become a Participant as follows:

(a)	General Rule. An employee who is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the employer shall become a Participant on the January 1 or July 1 following the employee’s first Hour of Service, if the employee is then employed in such Recognized Employment. If the employee is not then employed in such Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters such Recognized Employment.

(b)	Part-time Employees. An employee who is not normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the January 1 or July 1 following the employee’s completion of one year of Eligibility Service, if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters Recognized Employment.

     4.1.4. Eligibility for Rollover Contributions. For purposes of Rollover Contributions under Section 5.6, an employee shall become a Participant as follows:

(a)	General Rule. An employee who is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the date of the employee’s first Hour of Service, if the employee is then employed in such Recognized Employment. If the employee is not then employed in such Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters such Recognized Employment.

(b)	Part-time Employees. An employee who is not normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the January 1 or July 1 following the employee’s completion of one year of Eligibility Service, if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first day thereafter upon which the employee enters Recognized Employment.

(c)	Spin-off Transition Rule. Each employee who on the Spin-off Date is normally scheduled to work one thousand (1,000) or more hours per year in Recognized Employment in accordance with the employment practices of the Employer shall become a Participant on the Spin-off Date.

(d)	Effective on Spin-off Date. This Section 4.1.4 shall become effective on the Spin-off Date.

4.2. Special Rule for Former Participants. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer in Recognized Employment shall reenter the Plan as a Participant immediately upon returning to Recognized Employment.

4.3. Effect on Employment. Participation in this Plan or eligibility for participation in it shall not give any employee the right to be retained in the Employer’s employment nor, upon dismissal or severance of employment, to have any right or interest under this Plan or the Trust Fund other than is herein provided.

SECTION 5

CONTRIBUTIONS AND ALLOCATION THEREOF

5.1. Employer Contributions.

     5.1.1. Source of Employer Contributions. All Employer contributions to the Plan may be made without regard to profits.

     5.1.2. Limitation. The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax-qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes under Code § 404. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.

     5.1.3. Form of Payment. The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee for deposit in the Trust Fund and may be paid either in cash or in Company Stock of a value equal to the amount of the contribution or in any combination of those ways.

5.2. 401(k) Contributions.

     5.2.1. Enrollment for 401(k) Contributions. Each Participant eligible under Section 4.1.1 may authorize reductions in compensation effective as of his or her initial eligibility date or the first day of any subsequent pay period. To do so, the Participant must complete a 401(k) Enrollment Agreement and deliver it to the Company prior to that effective date. The Company may, but need not, permit such enrollment to be made by telephonic, electronic or similar methods, in lieu of an enrollment in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s enrollment.

     5.2.2. 401(k) Enrollment Agreements. Subject to the following rules, each Participant eligible under Section 4.1.1 may execute a 401(k) Enrollment Agreement which provides for a reduction of not less than one percent (1%) nor more than fifty percent (50%) of the amount of Recognized Compensation which otherwise would be paid to the Participant by the Employer each payday, and for equal amounts to be contributed by the Employer to the Plan (“401(k) Contributions”). The reduction agreed to by the Participant shall be made by the Employer from the Participant’s Recognized Compensation each payday for so long as the 401(k) Enrollment Agreement remains in effect. Such 401(k) Contributions and any elective contributions made under any other plans of the Employer and Affiliates for a taxable year of a Participant, however, shall not exceed the limit in effect for such taxable year under Code § 402(g).

     5.2.3. Modification of 401(k) Enrollment Agreements. A 401(k) Enrollment Agreement may be modified as follows:

(a)	Increase or Decrease. A Participant may, upon giving prior notice in a manner authorized by Company, amend his or her 401(k) Enrollment Agreement to increase or decrease the amount of reduction effective as soon as administratively feasible after the receipt of such notice.

(b)	Cancellation. A Participant who has a 401(k) Enrollment Agreement in effect may, upon giving prior notice in a manner authorized by the Company, completely terminate his or her 401(k) Enrollment Agreement effective as soon as administratively feasible after the receipt of such notice. Thereafter, such Participant may, upon giving prior notice in a manner authorized by the Company, enter into a new 401(k) Enrollment Agreement effective as of the first day of any subsequent pay period if, on that effective date, the Participant is employed in Recognized Employment.

(c)	Termination of Recognized Employment. The 401(k) Enrollment Agreement of a Participant who ceases to be employed in Recognized Employment shall be terminated automatically as soon as administratively feasible after the date the Participant ceases to be employed in Recognized Employment. If such Participant returns to Recognized Employment, the Participant may, upon giving prior notice in a manner authorized by the Company, enter into a new 401(k) Enrollment Agreement effective as of the date of the Participant’s return to Recognized Employment or the first day of any subsequent pay period if, on that effective date, the Participant is employed in Recognized Employment.

(d)	Form of Agreement. The Company shall specify the form of all 401(k) Enrollment Agreements, the form of any notices regarding such agreements and all procedures for the delivery and acceptance of forms and notices.

     5.2.4. Deposit in Trust Fund. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Trust Fund the reduction in Recognized Compensation which was agreed to by each Participant pursuant to a 401(k) Enrollment Agreement.

     5.2.5. Allocation. Each 401(k) Contribution made with respect to a Participant shall be allocated to that Participant’s 401(k) Account for the Plan Year with respect to which it is made and, for the purposes of Section 6, shall be credited as soon as administratively feasible after it is received by the Trustee.

     5.2.6. Section 401(k) Compliance. The 401(k) Contributions made under this Section 5.2 shall satisfy the nondiscrimination requirements of Code § 401(k) by applying the applicable rules set forth in Appendix D.

     5.2.7. Effective on Spin-off Date. This Section 5.2 shall become effective on the Spin-off Date. Any earnings reduction agreements in effect under the U.S. Bancorp 401(k) Savings Plan immediately before the Spin-off Date shall become effective under this Plan as of the Spin-off Date and shall remain effective until changed or terminated as provided in Section 5.2.3.

5.3. Catch-up Contributions.

     5.3.1. Enrollment. A Participant eligible under Section 4.1.1 who attains age fifty (50) or more during a calendar year and whose 401(k) Contributions for that calendar year reach the dollar limit under Code § 402(g) (the “402(g) limit”) before the last day of that calendar year will be deemed to have elected to make additional contributions to the Plan from his or her Recognized Compensation. Such additional contributions shall be in the same percent of Recognized Compensation as the percent in effect for the Participant’s 401(k) Contributions when the 402(g) limit was reached and shall continue for the remainder of the calendar year, subject to the Participant’s election to discontinue contributions or to contribute a different percent of Recognized Compensation as provided in Section 5.2.3. If a Participant is not expected to reach the 402(g) limit but has elected to defer the maximum percent of Recognized

Compensation permitted under Section 5.2, the Participant may elect to contribute an additional amount of his or her Recognized Compensation to the Plan. The additional contributions authorized by this Section 5.3.1 shall be referred to as “Catch-up Contributions.”

     5.3.2. Deposit in Trust Fund. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Trust Fund the reduction in Recognized Compensation which was authorized under Section 5.3.1 as a Catch-up Contribution.

     5.3.3. Allocation. Each Catch-up Contribution made with respect to a Participant shall be allocated to that Participant’s 401(k) Account for the Plan Year with respect to which it is made and, for the purposes of Section 6, shall be credited as soon as administratively feasible after it is received by the Trustee.

     5.3.4. Limitations and Testing. Except as hereinafter provided for re-characterized Catch-up Contributions and notwithstanding any other provision of this Plan document to the contrary, the following rules shall apply to Catch-up Contributions.

(a)	Section 402(g) Limit. Catch-up Contributions shall not be subject to the annual contribution limit under Code § 402(g), but shall be subject to the applicable annual contribution limit specified in Code § 414(v) (i.e., $2,000 in 2003).

(b)	ADP Testing. Catch-up Contributions shall not be subject to the average deferral percentage test under Code § 401(k) and Appendix D of this Plan document.

(c)	Section 415(c) Annual Addition Limit. Catch-up Contributions shall not be subject to the limitation on annual additions to the Participant’s Account under Code § 415(c) and Appendix A of this Plan document.

(d)	Matching Contributions. Catch-up Contributions, whether initially designated under Section 5.3.1 or re-characterized as Catch-up Contributions under Section 5.3.6, shall not be eligible for any Matching Contributions under Section 5.4.

     5.3.5. Re-characterization of Catch-up Contributions as 401(k) Contributions. To the extent that, apart from Catch-up Contributions, a Participant has failed to make the maximum allowable elective contributions for the Participant’s taxable year (i.e., the Participant could have made additional elective contributions (i) without exceeding the 402(g) limit, (ii) without exceeding the maximum allowed after the application of the average deferral percentage test specified in Code § 401(k) and Appendix D of this Plan document, (iii) without exceeding the limitations on annual additions under Code § 415(c) and Appendix A of this Plan document, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as Catch-up Contributions shall be re-characterized, as of the last day of the calendar year, as 401(k) Contributions (and not Catch-up Contributions). Any amounts re-characterized shall be treated as 401(k) Contributions (and not Catch-up Contributions) for all purposes of the Plan, except that such contributions shall not be eligible for Matching Contributions under Section 5.4.

     5.3.6. Re-characterization of 401(k) Contributions as Catch-up Contributions. To the extent that (i) a Participant is eligible to make Catch-up Contributions as provided under Section 5.3.1, (ii) the Participant has excess elective deferrals (either in excess of the 402(g) limit, in excess of the percentage limit in Section 5.2.2 of this Plan document, or in excess of the average deferral percentage test specified in Code § 401(k) and Appendix D of this Plan document), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in Code § 414(v), any amount initially characterized as 401(k) Contributions (and not as Catch-up Contributions) shall be re-characterized as Catch-up Contributions to the extent permitted under Code § 414(v). Any amounts re-characterized shall be treated as Catch-up Contributions (and not 401(k) Contributions) for all purposes of the Plan.

     5.3.7. Effective on Spin-off Date. This Section 5.3 shall become effective on the Spin-off Date.

5.4. Matching Contributions.

     5.4.1. Amount. The Employer shall make a Matching Contribution to the Plan for each eligible Participant for each Plan Year in an amount equal to one hundred percent (100%) of the Participant’s reduction in Recognized Compensation for the Plan Year which was agreed to by the Participant pursuant to a 401(k) Enrollment Agreement, up to a maximum Matching Contribution of four percent (4%) of the Participant’s Recognized Compensation, but disregarding any Recognized Compensation that is in excess of the social security taxable wage base (as determined under section 230 of the Social Security Act) in effect at the beginning of the Plan Year.

     5.4.2. Eligible Participants. A Participant shall be eligible to receive a Matching Contribution for a Plan Year only if such Participant is eligible under Section 4.1.2 and is employed in Recognized Employment on the last business day of the Plan Year. Any Participant who is then on a parental leave or who is in active service in the Armed Forces of the United States whose benefit is protected under USERRA shall be deemed to meet this requirement. No other Participant (including, without limitation, Participants who have severed or terminated employment, retired, or died) shall be eligible to receive a Matching Contribution.

     5.4.3. Transfers. The following special rules shall apply to certain Participants who transfer to or from Recognized Employment after December 31, 2002:

(a)	If a Participant (i) is employed by an Affiliate, but not by the Employer, on the last day of such Plan Year, and (ii) during such Plan Year has at least 1,000 Hours of Service with the Employer, then the Participant shall be an eligible Participant for such Plan Year with respect to Recognized Compensation from the Employer for such Plan Year.

(b)	If a Participant is employed in Recognized Employment on the last day of the Plan Year, and during such Plan Year (i) has at least 1,000 Hours of Service of combined service with the Employer and all Affiliates, (ii) has less than 1,000 Hours of Service with the Employer, and (iii) has less than 1,000 Hours of Service with the Affiliates, then the Participant shall be an eligible Participant for such Plan Year with respect to Recognized Compensation from the Employer for such Plan Year.

     5.4.4. Deposit in Trust Fund. The Matching Contributions for all eligible Participants for a Plan Year shall be delivered to the Trustee for deposit in the Trust Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

     5.4.5. Allocation. The Matching Contribution made for an eligible Participant for a Plan Year shall be allocated to that Participant’s Matching Account as of the Annual Valuation Date of the Plan Year with respect to which it is made and, for the purposes of Section 6, shall be credited as soon as administratively feasible after it is received by the Trustee.

     5.4.6. Section 401(m) Compliance. The Matching Contributions made under this Section 5.3 shall satisfy the nondiscrimination requirements of Code § 401(m) by applying the applicable rules set forth in Appendix D.

     5.4.7. Effective on Spin-off Date. This Section 5.4 shall become effective on the Spin-off Date.

5.5. Discretionary Profit Sharing Contributions.

     5.5.1. General. The Employer may (but shall not be required to) make a Discretionary Profit Sharing Contribution to the Plan for each Plan Year in such amount as the Employer may determine in its sole discretion. The Discretionary Profit Sharing Contribution for a Plan Year may be a Pro-Rata Contribution and/or an Integrated Contribution as provided below.

     5.5.2. Pro-Rata Contributions. If a Pro-Rata Contribution is made for a Plan Year, it shall be allocated to the Profit Sharing Accounts of the eligible Participants for the Plan Year in the proportion that the Recognized Compensation of each eligible Participant bears to the total Recognized Compensation of all eligible Participants for the Plan Year.

     5.5.3. Integrated Contributions. If an Integrated Contribution is made for a Plan Year, the amount to be allocated to the Profit Sharing Account of each eligible Participant for the Plan Year shall be calculated using a “Base Percentage” and an “Excess Percentage” determined by the Employer in its sole discretion and applied to each eligible Participant on a uniform basis. The Excess Percentage cannot exceed the lesser of (i) twice the Base Percentage, or (ii) the Base Percentage plus 5.7%. The amount allocated to the Profit Sharing Account of each eligible Participant for the Plan Year shall be equal to the following:

(a)	The “Base Percentage” multiplied by the Participant’s Recognized Compensation for the Plan Year; plus

(b)	The “Excess Percentage” multiplied by the Participant’s Recognized Compensation for the Plan Year that is in excess of the social security taxable wage base (as determined under section 230 of the Social Security Act) in effect at the beginning of the Plan Year.

     5.5.4. Eligible Participants. A Participant shall be eligible to receive a Discretionary Profit Sharing Contribution for a Plan Year only if such Participant (i) is eligible under Section 4.1.3, (ii) is employed in Recognized Employment on the last day of such Plan Year, and (iii) during such Plan Year has at least 1,000 Hours of Service with the Employer. Any Participant who is then on parental leave and any Participant called to active service in the Armed Forces of the United States whose benefit is protected under USERRA shall be deemed to meet this requirement. No other Participant (including, without limitation, Participants who have severed or terminated employment, retired, or died) shall be eligible to receive a Discretionary Profit Sharing Contribution.

     5.5.5. Transfers. The following special rules shall apply to certain Participants who transfer to or from Recognized Employment after December 31, 2002:

(a)	If a Participant (i) is employed by an Affiliate, but not by the Employer, on the last day of such Plan Year, and (ii) during such Plan Year has at least 1,000 Hours of Service with the Employer, then the Participant shall be an eligible Participant for such Plan Year with respect to Recognized Compensation from the Employer for such Plan Year.

(b)	If a Participant is employed in Recognized Employment on the last day of the Plan Year, and during such Plan Year (i) has at least 1,000 Hours of Service of combined service with the Employer and all Affiliates, (ii) has less than 1,000 Hours of Service with the Employer, and (iii) has less than 1,000 Hours of Service with the Affiliates, then the Participant shall be an eligible Participant for such Plan Year with respect to Recognized Compensation from the Employer for such Plan Year.

     5.5.6. Deposit in Trust Fund. The Discretionary Profit Sharing Contribution (if any) for a Plan Year shall be delivered to the Trustee for deposit in the Trust Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

     5.5.7. Allocation. The Discretionary Profit Sharing Contribution (if any) made for an eligible Participant for a Plan Year shall be allocated to that Participant’s Profit Sharing Account as of the Annual Valuation Date of the Plan Year with respect to which it is made and, for the purposes of Section 6, shall be credited as soon as administratively feasible after it is received by the Trustee.

5.6. Rollover Contributions.

     5.6.1. Eligible Contributions. A Participant eligible under Section 4.1.4 may make Rollover Contributions to the Plan, in such form and manner as may be prescribed by the Company in accordance with the provisions of federal law relating to rollover contributions, of cash (or the cash proceeds from distributed property) and the following promissory notes for loans made to him or her under a tax-qualified plan, that in either case are received by the Participant in an eligible rollover distribution:

(a)	Promissory notes outstanding under the U.S. Bancorp 401(k) Savings Plan immediately before the Spin-off Date, but only if the Participant rolls over to this Plan the entire eligible rollover distribution from that plan; and

(b)	Solely in the case of a Participant whose Recognized Employment began as a result of the Employer’s acquisition by merger, asset purchase or otherwise of all or a portion of a trade or business, promissory notes for loans made to the Participant under the tax-qualified plan of the Participant’s previous employer.

The permitted sources for an eligible rollover distribution include: (i) an eligible retirement plan that is a tax-qualified retirement plan under Code § 401(a), (ii) a plan described in Code §§ 403(a) or 403(b), (iii) an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and (iv) an individual retirement account or annuity described in Code §§ 408(a) or 408(b). Rollover Contributions shall be subject to such conditions and limitations as the Company may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of the Plan. The Plan will not accept a Rollover Contribution of after-tax employee contributions to other employer plans or nondeductible contributions to an individual retirement account or annuity.

     5.6.2. Specific Review. The Company shall have the right to reject or return any such Rollover Contribution if, in its opinion, the acceptance thereof might jeopardize the tax-qualified status of the Plan or unduly complicate its administration, but the acceptance of any such Rollover Contribution shall not be regarded as an opinion or guarantee on the part of the Company, the Trustee, or the Plan as to the tax consequences which may result to the contributing Participant thereby.

     5.6.3. Allocation. The Rollover Contributions made by a Participant to the Plan shall be delivered to the Trustee for deposit in the Trust Fund and shall be allocated to a Rollover Account established for such Participant. For the purposes of Section 6, the amount allocated to the Participant’s Rollover Account shall be credited as soon as administratively feasible after it is received by the Trustee.

     5.6.4. Effective on Spin-off Date. This Section 5.6 shall become effective on the Spin-off Date.

5.7. Adjustments.

     5.7.1. Make-Up Contributions for Omitted Participants. If, after the Employer’s annual contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than the Participant should have received, the Company may, at its election, and in lieu of reallocating such contribution, direct the Employer to make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him the same addition to the Participant’s Account for such Plan Year as the Participant should have received.

     5.7.2. Mistaken Contributions. If, after the Employer’s annual contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an individual who was not a Participant) received an allocation which was more than the Participant should have received, the Company may direct that the mistaken contribution, adjusted for its pro rata share of any net loss or net gain in the value of the Trust Fund which accrued while such mistaken contribution was held therein, shall be withdrawn from the Account of such individual and retained in the Trust Fund and added to the next succeeding contribution of the Employer to the Trust Fund made after the determination that such mistaken contribution had occurred.

     5.8. Limitation on Allocations. In no event shall amounts be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in Appendix A to this Plan document.

     5.9. Effect of Disallowance of Deduction or Mistake of Fact. All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under Code § 404. If such deduction should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Company, at its election, may direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Trust Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

5.10. Vesting in Profit Sharing Accounts.

     5.10.1. Five-Year Vesting. Each Participant’s Profit Sharing Account shall be fully (100%) Vested when the Participant completes five (5) years of Vesting Service.

     5.10.2. Other Vesting. A Participant who is not Vested under Section 5.10.1 above shall be fully (100%) Vested in his or her Profit Sharing Account upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	The Participant’s attainment of Normal Retirement Age,

(b)	The Participant’s Disability,

(c)	The Participant’s death,

(d)	A partial termination of the Plan affecting the Participant, or

(e)	A complete termination of the Plan.

5.11. Vesting in Other Accounts. Each Participant’s 401(k) Account, Matching Account, Rollover Account and Transfer Account shall be fully (100%) Vested at all times.

SECTION 6

INVESTMENT AND ADJUSTMENT OF ACCOUNTS

6.1. Profit Sharing Portion.

     6.1.1. Establishing Investment Subfunds. At the direction of the Company, the Trustee shall divide the Trust Fund into three (3) or more Investment Subfunds, which shall serve as vehicles for the investment of the Accounts of Participants and Beneficiaries. The Company shall determine the general investment characteristics and objectives of each Investment Subfund.

     6.1.2. Operational Rules. In accordance with uniform rules, the Company shall determine the circumstances under which a particular Investment Subfund may be elected by Participants and Beneficiaries, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular Investment Subfund, the procedures for making or changing investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective election with respect to all or any portion of an Account.

     6.1.3. Revising Investment Subfunds. The Company shall have the power, from time to time, to dissolve Investment Subfunds, to direct that additional Investment Subfunds be established, and to establish uniform rules implementing Investment Subfund changes, limiting participation in a particular Investment Subfund, or regulating withdrawals from Investment Subfunds.

6.2. ESOP Portion.

     6.2.1. Company Stock Fund. In addition to the Investment Subfunds created pursuant to Section 6.1, the Trustee also shall maintain an Investment Subfund referred to as the Company Stock Fund, which shall serve as a vehicle for the investment of Participants’ Accounts and shall be managed by the Trustee. The Company Stock Fund shall constitute the ESOP Portion of the Plan.

     6.2.2. Investment of ESOP Portion. The ESOP Portion of the Plan is designed to invest primarily in Company Stock and shall be invested exclusively in Company Stock, except for such amounts (if any) as the Trustee determines are appropriate for liquidity. In no event shall the Trustee pay more than adequate consideration (as defined in ERISA § 3(18)) for Company Stock that it purchases for the Plan or receive less than adequate consideration for Company Stock that it sells for the Plan. The primary purpose of the ESOP Portion is to benefit Participants and Beneficiaries by obtaining and retaining for them, individually and collectively, a position of equity ownership in the Company and not by producing retirement income or investment gains.

     6.2.3. Diversification. Any amounts in a Participant’s or Beneficiary’s Accounts that are invested in the Company Stock Fund may be reinvested at any time in other Investment Subfunds. All investment, diversification, and reinvestment elections shall be made in accordance with such rules regarding the form of such elections, and the procedures for making or changing such elections as shall be established from time to time by the Company.

     6.2.4. Dividends on Company Stock. Dividends on Company Stock held in the Company Stock Fund shall be allocated to the Participants and Beneficiaries who have any portion of their Accounts invested in the ESOP Portion of the Plan on the applicable dividend record date, in proportion to their Company Stock Fund balances on such record date. The dividends so allocated to a Participant or Beneficiary shall be subject to the following rules:

(a)	Election of Dividend Payment or Investment. Participants and Beneficiaries shall have the opportunity to elect whether any dividends allocated to them shall be paid to them in cash or invested in the Company Stock Fund. Such elections shall remain in force until changed by the Participant or Beneficiary. If a Participant or Beneficiary does not make an initial election, then any dividend allocated to that Participant or Beneficiary shall be invested in the Company Stock Fund. The Company shall establish the form of such elections, the procedures for making and changing such elections, the frequency of such elections (provided that the frequency is not less than once a year), and the restrictions (if any) on the periods during which such elections may be made.

(b)	Payment of Dividends. For those Participants and Beneficiaries who elect to receive their dividends in cash, such dividends may, at the discretion of the Company, be paid by the Company (or its agent) either directly to such Participant or Beneficiary or to the Trustee. If such dividends are paid to the Trustee, the Trustee shall pay the dividends to such Participant or Beneficiary not later than ninety (90) days after the end of Plan Year during which such dividends were paid to the Trustee. The Company may decide to use either method or both methods in any Plan Year, so long as the methods are applied to in a nondiscriminatory manner. Such payment shall not be considered a distribution under Section 8 and shall not qualify as an eligible rollover distribution.

(c)	Investment of Dividends. Any investment of dividends in the Company Stock Fund shall not be treated as an annual addition for the purposes of Code § 415, as an elective contribution for purposes of Code § 401(k), or as a matching contribution or employee contribution for purposes of Code § 401(m).

     6.2.5. Voting of Company Stock. The Trustee shall vote Company Stock held in the Trust Fund as specified below.

(a)	Issuance of Proxies. As soon as practicable after (i) notice of any shareholders’ meeting is received by the Trustee from the Company, and (ii) any necessary information about Participants and Beneficiaries and their respective interests in the Company Stock Fund is received by the Trustee from the Company, the Trustee shall prepare and deliver to each Participant and Beneficiary of a deceased Participant a form of proxy (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) directing the Trustee as to how it shall vote at such meeting, or any adjournment thereof, the Participant’s or Beneficiary’s respective shares of Company Stock held in the Company Stock Fund as of the most recent Valuation Date for which a valuation has been completed. The Trustee also shall specify the deadline by which the directions of Participants and Beneficiaries must be received by the Trustee in order to be given effect.

(b)	Voting. The Trustee shall vote the shares of Company Stock for which it has received timely directions from Participants and Beneficiaries, as they direct. The combined fractional shares of Participants and Beneficiaries shall be voted to the extent possible to reflect the directions of the Participants and Beneficiaries with fractional shares. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

(c)	Nonresponse. The Trustee shall vote any shares of Company Stock for which it has not received timely directions from Participants and Beneficiaries in the same proportions as the shares for which it did receive timely directions.

     6.2.6. Tender Offer for Company Stock. This Section 6.2.6 shall be effective only if and when the Trustee determines that a bona fide tender offer has been made for some or all of the Company Stock held in the Company Stock Fund. A bona fide tender offer shall be deemed to have been made if the maker of the offer has filed copies of the offer with the Securities and Exchange Commission pursuant to section 14(d)(1) of the Securities Exchange Act of 1934.

(a)	Receipt of Tender. As soon as practicable after (i) notification of a bona fide tender offer for some or all of the Company Stock held in the Company Stock Fund is received by the Trustee from the maker of the offer, and (ii) any necessary information about Participants and Beneficiaries and their respective interests in the Company Stock Fund is received by the Trustee from the Company, the Trustee shall prepare and deliver to each Participant and Beneficiary of a deceased Participant a notification (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) of the existence of such a tender offer and shall solicit from each such Participant and Beneficiary binding directions with respect to whether the Trustee should tender the shares of Company Stock held for the benefit of such Participant or Beneficiary. The Trustee also shall specify the deadline by which the directions of Participants and Beneficiaries must be received by the Trustee in order to be given effect.

(b)	Tender of Securities. The Trustee shall tender the shares of Company Stock for which it has received timely directions from Participants and Beneficiaries, as they direct. The combined fractional shares of Participants and Beneficiaries shall be tendered (or not) to the extent possible to reflect the directions of Participants and Beneficiaries with fractional shares. The Trustee shall not honor or recognize any proxy given by any Participant or Beneficiary to any person other than the Trustee. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

(c)	Nonresponse. The Trustee shall tender any shares of Company Stock for which it has not received timely directions from Participants and Beneficiaries in the same proportions as the shares for which it did receive timely directions.

(d)	Fractional Tender. A Participant or Beneficiary may direct the Trustee to tender some but less than all of the Participant’s or Beneficiary’s shares of Company Stock.

(e)	Proportional Tender. If, under the terms of the tender offer, the Trustee is able to sell some but less than all of the shares of Company Stock for which it received timely directions to sell, the Trustee shall tender a uniform percentage of each Participant’s or Beneficiary’s shares which were under directions to be tendered.

(f)	Securities Law Restrictions. In no case shall the Trustee honor the direction of any Participant or Beneficiary to tender his or her shares of Company Stock if the Trustee has determined that it is prevented by securities law from tendering such shares.

(g)	Future Investments. If the Trustee sells any of a Participant’s or Beneficiary’s shares of Company Stock pursuant to the Participant’s or Beneficiary’s directions or pursuant to subsection (c) above, the proceeds from such sale shall be reinvested in other Investment Subfunds in the manner elected by the Participant or Beneficiary or, in the absence of such an election, in the manner established by the Company, which shall not provide for reinvestment in Company Stock.

     6.2.7. Put Option. If shares of Company Stock distributed from the Company Stock Fund are not publicly traded when distributed or are subject to a trading limitation when distributed, they shall be subject to a “put option” as follows:

(a)	The put option shall be exercised by the Participant or a Beneficiary, by any person to whom the Company Stock has passed by gift, and by any person (including an estate or a recipient of the estate) to whom the Company Stock passed upon the death of the Participant or Beneficiary (hereinafter the “Holder”).

(b)	The put option must be exercised during the sixty (60) day period beginning on the date the Company Stock is first distributed by the Plan or during the sixty (60) day period that begins one (1) year after such date. The period during which the put option is exercisable shall not include any time when a Holder is unable to exercise the put option because the Company is prohibited from honoring the put option by federal or state law.

(c)	To exercise the put option, the Holder shall notify the Company in writing that the put option is being exercised.

(d)	Upon receipt of such notice, the Company shall tender to the Holder within thirty (30) days of exercise the fair market value either in cash or in a combination of cash equal to at least sixteen and two-thirds percent (16-2/3%) of the fair market value and a promissory note providing payment of the balance in not more than five (5) equal annual installments of principal (that is, 16-2/3% of total fair market value each), with the first installment due one (1) year after exercise and the last annual installment due five (5) years after exercise. The note shall provide for full right of prepayment without penalty. The interest rate on such promissory note shall be equal to the annual rate of interest on twenty-year Treasury constant maturities as determined by the U.S. Department of Treasury for the second month preceding the month in which the promissory note is issued. The note shall be secured by (and only by) a pledge of the shares sold.

(e)	The Trustee shall have the option to cause the Trust Fund to assume the Company’s rights and obligations to acquire Company Stock for cash under the put option.

(f)	For the purposes of this Section 6.2.7, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement effecting the security which would make the security not as freely tradable as one not subject to such restrictions.

(g)	If the shares of Company Stock were publicly traded and were not subject to a trading limitation when distributed but cease to be so traded during the period described in subsection (b) above, the Company must notify each Holder in writing within ten (10) days after the shares cease to be so traded that for the remainder of such period the shares are subject to the put option described in this Section 6.2.7.

     6.2.8. Valuation of Employer Securities. The fair market value of any Employer securities (including Company Stock) that are not publicly traded shall be determined by a qualified “independent appraiser” (within the meaning of Code § 401(a)(28)(C)) selected by the Trustee. The determination of fair market value shall be made in accordance with applicable law and the regulations and rulings thereunder and on the basis of all relevant factors for determining the fair market value of securities. In the case of a transaction between the Plan and a disqualified person (as defined in Code § 4975(e)(2)) or a party in interest (as defined in ERISA § 3(14)), fair market value must be determined as of the date of the transaction. In all other cases, fair market value shall be determined as of the most recent Annual Valuation Date.

6.3. ERISA § 404(c) Compliance. The Plan, the Investment Subfunds and the operational rules are intended to comply with ERISA § 404(c) and the regulations and rulings thereunder.

6.4. Valuation and Adjustment of Accounts.

     6.4.1. Daily Adjustments. Accounts shall be adjusted as of each Valuation Date as follows:

(a)	Contributions. Contributions made with respect to a Participant shall be added to the balance of the appropriate Account as soon as administratively practicable after such contributions are deposited in the Trust Fund. However, for purposes of applying the nondiscrimination tests under Code §§ 401(a)(4), 401(k), and 401(m), for purposes of calculating the deductions under Code § 404, for purposes of determining the maximum allocations under Code § 415 and for any other qualification provision of the Code, a contribution shall be treated as having been made for the Plan Year designated by the Company, provided that such contribution is deposited in the Trust Fund by such deadline as may be prescribed for the applicable provision of the Code.

(b)	Gain or Loss on Investment Subfunds. The gain or loss on the Investment Subfunds in which Accounts are invested will be reflected in such Accounts as follows:

(1)	In the case of any mutual fund, the value of that portion of a Account invested in the mutual fund as of any date will equal the value of a share in such mutual fund multiplied by the number of shares credited to the Account.

(2)	In the case of any pooled Investment Subfund, gains or losses on the Investment Subfund will be allocated among the Accounts in proportion to the value of that portion of each Account invested in the Investment Subfund immediately prior to the allocation, and the gain or loss allocated to each will be credited to or charged against the Account. Alternatively, unit values may be established for a pooled Investment Subfund in accordance with investment rules prescribed for this purpose by the Company, and the value of that portion of a Account invested in a pooled Investment Subfund will equal the value of a unit in the Investment Subfund multiplied by the number of units credited to the Account.

(3)	In the case of any investment that is held specifically for an Account, any gain or loss on such investment will be credited to or charged against the Account.

Any investment gain or loss of the Trust Fund that is not directly attributable to the investment of the Account of any Participant or Beneficiary (including, for example, any “float” earned on a contribution or disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) shall be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Accounts in accordance with rules established for this purpose by the Company.

(c)	Participant Loan Interest Payments. The interest payments received on a loan made to a Participant shall be added to the balance of the appropriate Account as soon as administratively practicable after such interest payments are deposited in the Trust Fund. Interest accrued but unpaid on a loan on the date of any distribution from an Account against which the loan is to be offset shall be added to the balance of the Account prior to such offset (or as of such earlier date as may be specified in the loan procedures for the Participant loan program).

(d)	Distributions and Transfers. The distributions and transfers made from an Account will be subtracted from the balance of the Account as of the Valuation Date specified by the Company to coincide with or immediately precede the date on which money is withdrawn from the Investment Subfund to make the distribution or transfer.

Any items of income, gain or loss, or expense not provided for under the above provisions and not applied to pay expenses of the Plan will be allocated among the Accounts in accordance with rules prescribed for this purpose by the Company and the portion allocated to each will be added to or subtracted from the Account as of the date established by the Company.

6.4.2. Processing Transactions Involving Accounts. Accounts shall be adjusted to reflect contributions, distributions and other transactions as provided in Section 6.4.1. However, all information necessary to properly reflect a given transaction in the Accounts may not be immediately available, in which case the transaction will be reflected in the Accounts when such information is received and processed. Further, subject to express limits that may be imposed under the Code or ERISA, the Company reserves the right to delay the processing of any contribution, distribution or other transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for the Company’s errors or omissions or the errors or omissions of any service provider). With respect to any contribution, distribution or other transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.

6.5 Benefit Statements. The Company may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the status of their Accounts, but it is not required to issue benefit statements (except at the request of a Participant or Beneficiary pursuant to ERISA) and the issuance of such benefit statements (and any errors that may be reflected in benefit statements) will not in any way alter or affect the rights of Participants and Beneficiaries with respect to the Plan and Trust Fund.

SECTION 7

MATURITY

7.1. Events of Maturity. A Participant’s Total Account shall mature and the Vested portion shall become distributable in accordance with Section 8 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	The Participant’s death;

(b)	The Participant’s severance from employment, whether voluntary or involuntary, including, without limitation, the disposition by the Employer to a non-Affiliate of the Employer’s interest in a subsidiary (within the meaning of Code § 409(d)(3)) which employs the Participant; or

(c)	The Participant’s Disability;

provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.

7.2. Forfeiture of Profit Sharing Accounts. If a Participant is not Vested in his or her Profit Sharing Account upon the occurrence of an Event of Maturity, the non-Vested Profit Sharing Account shall be transferred to the Participant’s Suspense Account as of the Valuation Date next following the Event of Maturity. Thereafter, the disposition of the Suspense Account shall be as provided below.

     7.2.1. Reemployment in Same Plan Year. If the Participant is subsequently reemployed by the Employer or an Affiliate on or before the last day of the Plan Year in which the Event of Maturity occurred, the Suspense Account shall be reinstated as a Profit Sharing Account for the Participant as of the Valuation Date on which the Participant first performs an Hour of Service upon returning. During the period of subsequent employment, the Participant may become Vested in the Profit Sharing Account under Section 5.10.

     7.2.2. Allocation of Forfeitures. If the Participant is not reemployed before the last day of the Plan Year in which the Event of Maturity occurred, the value of the Suspense Account shall be forfeited as of that date. The Participant shall lose all claim to the Suspense Account when the forfeiture occurs. Forfeitures shall be used in the following order: (i) to restore any forfeited Profit Sharing Accounts that require reinstatement pursuant to Section 7.2.3, and (ii) to be reallocated as of the last day of the Plan Year in which the forfeiture occurs to the Profit Sharing Accounts of eligible Participants in the same manner as the Discretionary Profit Sharing Contribution for that Plan Year. If no Discretionary Profit Sharing Contribution is made for that Plan Year, the forfeitures shall be reallocated in the same manner as a Pro-Rata Contribution would have been allocated for that Plan Year.

     7.2.3. Reemployment in Subsequent Plan Year. If a former Participant whose Profit Sharing Account was forfeited under Section 7.2.2 is subsequently reemployed by the Employer or an Affiliate and completes a year of Vesting Service before incurring five consecutive One-Year Breaks in Service, a Profit Sharing Account shall be reinstated for the Participant as of the Annual Valuation Date of the Plan Year in which such year of Vesting Service is completed. During the period of subsequent employment, the Participant may become Vested in the Profit Sharing Account under Section 5.10. The value of the Profit Sharing Account upon reinstatement shall be equal to the value of the Suspense

Account as of the forfeiture date referred to in Section 7.2.2. The reinstated Profit Sharing Account shall be funded as provided in Section 7.2.4.

     7.2.4. Funding of Reinstated Account. The amount required to reinstate a Profit Sharing Account pursuant to Section 7.2.3 shall be provided from the following sources in the priority indicated:

(a)	Amounts forfeited under this Section 7.2 for the Plan Year,

(b)	Discretionary Profit Sharing Contributions for the Plan Year, or

(c)	Net income or gain of the Trust Fund not previously allocated to other Accounts.

SECTION 8

DISTRIBUTION

8.1. Distributions to Participants upon Event of Maturity.

     8.1.1. Application Required. No distribution shall be made from the Plan until the Participant entitled to a distribution has made a request for distribution in the form and manner established by the Company. The Company may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what additional information shall be required to be furnished in connection with the Participant’s request.

(a)	Exception for Small Amounts. If a Participant’s Vested Total Account is Five Thousand Dollars ($5,000) or less at any time following the Participant’s Event of Maturity, then the Vested Total Account shall be distributed automatically (without an application for distribution) in a single lump sum as soon as administratively practicable. However, this subsection (a) shall not apply to a Participant if the Participant’s Vested Total Account exceeded Five Thousand Dollars ($5,000) at the time any previous distribution was made to the Participant after the Event of Maturity.

(b)	Exception for Required Distributions. If no application has been received within a reasonable period of time before the date by which distribution is required to begin pursuant to Code § 401(a)(9) or, if earlier, pursuant to the Plan, then the Vested Total Account shall be distributed automatically (without an application for distribution) in a single lump sum.

     8.1.2. Spousal Consent Not Required. The consent of a Participant’s spouse shall not be required to make distributions from the Plan unless (i) the Participant’s Account includes assets attributable to a merger or transfer described in Section 10.3 that are subject to the survivor annuity rules of Code § 401(a)(11), and (ii) the amount to be distributed includes such assets.

     8.1.3. Form of Distribution. Except as otherwise provided in this Section 8.1, the Participant’s Vested Total Account shall be distributed in such one or more of the following ways as the Participant may request:

(a)	Lump Sum – in a single lump sum distribution of the entire Vested Total Account.

(b)	Partial Distribution – in a distribution of such portion of the Vested Total Account as the Participant may request.

(c)	Installment Distributions – in a series of annual, quarterly or monthly installment distributions. At any time after the commencement of such distributions, the Participant may elect to increase, decrease or stop such distributions, subject, however, to Section 8.5.3.

     8.1.4. Time of Distribution. Upon receipt of a complete and properly submitted request from the Participant for distribution after an Event of Maturity, and after the right of the Participant to receive a distribution has been established, the Company shall cause the Trustee to make or commence distribution of the Participant’s Vested Total Account on or as soon as administratively practicable after the date requested by the Participant. Except as provided in Section 8.1.1, no distribution shall be made as of a Valuation Date preceding the date the Participant’s completed request has been properly submitted.

     8.1.5. Required Beginning Date. Notwithstanding anything in this Section 8.1 to the contrary, distribution to a Participant shall be made or commenced not later than the Participant’s required beginning date.

(a)	Required Beginning Date for Five Percent (5%) Owners. If a Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year in which the Participant attains age seventy and one-half (70-½) years, the Participant’s required beginning date shall be the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-½) years.

(b)	Required Beginning Date for All Other Participants. If a Participant is not subject to (a) above, the Participant’s required beginning date shall be the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-½) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment with the Employer and all Affiliates.

     8.1.6. Death Prior to Distribution. If a Participant dies before distribution of the Participant’s Vested Total Account has been completed, the undistributed Vested Total Account shall be distributed to the Participant’s Beneficiary as provided in Section 8.3.

8.2. Distributions to Participants During Employment.

     8.2.1. Distributions from Rollover Accounts. While employed by the Employer or an Affiliate, a Participant may receive a distribution of all or any portion of the Participant’s Rollover Account. To receive such a distribution, the Participant must complete and submit a request for the distribution in the form and manner established by the Company. The Company may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be distributed. The distribution shall be made as soon as administratively practicable following approval of the request.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make a distribution from a Rollover Account to a married Participant.

(b)	Coordination with Section 6. If the Rollover Account is invested in more than one Investment Subfund, the amount withdrawn shall be charged to each Investment Subfund in the same proportions as the Account is invested in each Investment Subfund.

     8.2.2. Age 59-½ Distributions. While employed by the Employer or an Affiliate, a Participant may receive a distribution of all or any portion of the Participant’s Total Account if the Participant has attained age fifty-nine and one-half (59-½) years. To receive such a distribution, the Participant must complete and submit a request for the distribution in the form and manner established by the Company. The Company may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be distributed. The distribution shall be made as soon as administratively practicable following approval of the request.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make an age 59-½ distribution to a married Participant unless (i) the Participant’s Account includes assets attributable to a merger or transfer described in Section 10.3 that are subject to the survivor annuity rules of Code § 401(a)(11), and (ii) the amount to be distributed includes such assets.

(b)	Sequence of Accounts. Each distribution made pursuant to this Section 8.2.2 shall first be taken from and charged to the Participant’s Accounts in the following sequence:

(1)	Rollover Account

(2)	401(k) Account

(3)	Matching Account

(4)	Profit Sharing Account

(5)	Transfer Account

(c)	Coordination with Section 6. If a distribution is made from an Account which is invested in more than one Investment Subfund, the amount distributed shall be charged to each Investment Subfund in the same proportions as the Account is invested in each Investment Subfund.

     8.2.3. Hardship Distributions. While employed by the Employer or an Affiliate, a Participant may receive a hardship distribution from the Participant’s 401(k) Account and Transfer Account if the Company determines that such distribution is for one of the purposes described in (a) below and the conditions in (b) and (d) below have been fulfilled. To receive such a hardship distribution, the Participant must complete and submit a request for the distribution in the form and manner established by the Company. The Company may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be distributed. The distribution shall be made as soon as administratively practicable following approval of the request.

(a)	Purposes. Hardship distributions shall be allowed under this Section 8.2.3 only if the Participant establishes that the distribution is to be made for one of the following purposes:

(1)	Expenses for medical care described in Code § 213(d) previously incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in Code § 152) or necessary for these persons to obtain medical care described in Code § 213(d);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Code § 152); or

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence.

Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

(b)	Limitations. In no event shall the cumulative amount of hardship distributions from a Participant’s 401(k) Account exceed the amount of 401(k) Contributions to that Account (i.e., hardship distributions from that Account shall not include any earnings on such contributions or any curative allocations or earnings on curative allocations made pursuant to Section 2.3 of Appendix D). The amount of the hardship distribution shall not exceed the amount of the Participant’s immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution shall not be allowed unless the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

(c)	Spousal Consent Not Required. Spousal consent shall not be required to make a hardship distribution to a married Participant unless (i) the Participant’s Account includes assets attributable to a merger or transfer described in Section 10.3 that are subject to the survivor annuity rules of Code § 401(a)(11), and (ii) the amount to be distributed includes such assets.

(d)	Coordination with Other Plans. The rules described in this Section 8.2.3(d) apply only if the hardship distribution includes a portion of the Participant’s 401(k) Account. The Participant’s 401(k) Enrollment Agreement and elective contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for six (6) months after receipt of a hardship distribution and shall not be automatically reinstated. Thereafter, the Participant may, upon giving prior notice to the Company, enter into a new 401(k) Enrollment Agreement effective as of the first day of any pay period following such six (6) month period, provided the Participant is in Recognized Employment on that effective date. For the purposes of this Section 8.2.3(d), all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including stock option, stock purchase or similar plans).

(e)	Sequence of Accounts. Each hardship distribution made pursuant to this Section 8.2.3 shall first be taken from and charged to the Participant’s Accounts in the following sequence:

(1)	Transfer Account

(2)	401(k) Account.

(f)	Coordination with Section 6. If the hardship distribution is made from an Account which is invested in more than one Investment Subfund, the amount withdrawn shall be charged to each Investment Subfund in the same proportions as the Account is invested in each Investment Subfund.

8.3. Distribution to Beneficiary.

     8.3.1. Separate Account for Each Beneficiary. If more than one Beneficiary is entitled to distribution following the Participant’s death, the portion of the Participant’s Vested Total Account that is distributable to each Beneficiary shall be segregated into a separate Account for such Beneficiary. If the Participant’s Vested Total Account is invested in more than one Investment Subfund, the amount segregated for each Beneficiary shall be charged to each Investment Subfund in the same proportions as the Participant’s Vested Total Account is invested in each Investment Subfund.

     8.3.2. Application for Distribution Required. To receive a distribution, a Beneficiary must complete and submit a request for the distribution in the form and manner established by the Company. The Company may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Beneficiary’s request.

(a)	Exception for Small Amounts. If the Beneficiary’s Account is Five Thousand Dollars ($5,000) or less at any time following the Participant’s death, then the Beneficiary’s Account shall be distributed automatically (without an application for distribution) in a single lump sum as soon as administratively practicable.

(b)	Exception for Required Distributions. If no application has been received within a reasonable period of time before the date by which distribution is required to begin pursuant to Code § 401(a)(9) or, if earlier, pursuant to the Plan, then the Beneficiary’s Account shall be distributed automatically (without an application for distribution) in a single lump sum.

     8.3.3. Form of Distribution. Except as otherwise provided in this Section 8.3, the Beneficiary’s Account shall be distributed in such one or more of the following ways as the Beneficiary may request:

(a)	Lump Sum – a single lump sum distribution of the Beneficiary’s entire Account.

(b)	Partial Distribution – a distribution of such portion of the Beneficiary’s Account as the Beneficiary may request.

(c)	Installment Distributions – in a series of annual, quarterly or monthly installment distributions. At any time after the commencement of such distributions, the Beneficiary may elect to increase, decrease or stop such distributions, subject, however, to Section 8.5.3.

     8.3.4. Time of Distribution. Upon receipt of a complete and properly submitted request from the Beneficiary for distribution after the Participant’s death, and after the right of the Beneficiary to receive a distribution has been established, the Company shall cause the Trustee to make or commence distribution of the Beneficiary’s Account on or as soon as administratively practicable after the date requested by the Beneficiary, subject to the following:

(a)	Death Before Participant’s Required Beginning Date. If the Participant dies before his or her required beginning date under Section 8.1.5, the Beneficiary’s Account shall be distributed to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant’s death, subject to the following:

(1)	Distributions to a designated Beneficiary (as defined in subsection (d) below) may extend beyond five (5) years from the death of the Participant if they are in the form of installment distributions where the minimum amount that will be distributed each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Beneficiary’s Account balance on the most recent Valuation Date preceding the distribution calendar year (adjusted as may be required by Treasury Regulations) by the remaining life expectancy of the Account’s designated Beneficiary (determined as provided in subsection (c) below) provided such installment distributions begin not later than December 31 of the year following the year in which the Participant’s death occurred (except as provided in paragraph (2) below).

(2)	If the Beneficiary is the surviving spouse of the Participant, installment distributions may commence at any time on or before the later of (i) December 31 of the year in which the Participant would have reached age 70½, or (ii) December 31 of the year following the year in which the Participant’s death occurred.

If a surviving spouse who is entitled to distributions under this subsection (a) dies before distributions to the surviving spouse begin, this subsection (other than paragraph (2)) shall be applied as if the surviving spouse were the Participant, with the date of death of the surviving spouse being substituted for the date of death of the Participant.

(b)	Death After Participant’s Required Beginning Date. If the Participant dies on or after his or her required beginning date under Section 8.1.5 and after beginning to receive installment distributions, the remaining installment distributions shall be made to the Beneficiary, with the minimum amount that must be distributed to the Beneficiary for each distribution calendar year after the year of the Participant’s death being determined under Section 8.5.3(a).

(c)	Life Expectancy Calculations. For purposes of this Section 8.3.4, life expectancies shall be calculated by use of the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 in accordance with the following:

(1)	If the Participant’s sole designated Beneficiary is the Participant’s surviving spouse, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the surviving spouse’s age as of the spouse’s birthday in that year; provided, that for distribution calendar years after the year of the spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death reduced by one for each subsequent calendar year.

(2)	If the Participant’s surviving spouse is not the sole designated Beneficiary, the remaining life expectancy of the designated Beneficiary is calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the designated Beneficiary in the year following the year of the Participant’s death reduced by one for each subsequent year.

(d)	Designated Beneficiary. For purposes of this Section 8.3.4, “designated Beneficiary” means any individual who (i) is a Beneficiary under the Plan and (ii) is the designated beneficiary under Code § 401(a)(9) and Treasury Regulation § 1.401(a)(9)-1, Q&A-4.

8.4. Designation of Beneficiaries.

     8.4.1. Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Company, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Company during the Participant’s lifetime. The Company may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.

     8.4.2. Spousal Consent. Notwithstanding anything in Section 8.4.1 to the contrary, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

     8.4.3. Failure of Designation. If a Participant: (i) fails to designate a Beneficiary, (ii) designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or (iii) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

(a)	Participant’s surviving spouse

(b)	Participant’s surviving issue per stirpes and not per capita

(c)	Participant’s surviving parents

(d)	Participant’s surviving brothers and sisters

(e)	Representative of Participant’s estate.

     8.4.4. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, such Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be signed by the Beneficiary and acknowledged by a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, the disclaimer must be both signed and actually delivered to the Company after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Company. A disclaimer shall be considered to be delivered to the Company only when actually received by the Company. The Company shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 9 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under the Plan. No other form of attempted disclaimer shall be recognized by the Company.

     8.4.5. Definitions. When the following terms are used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, they shall have the following meaning:

(a)	Issue — all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(1)	A legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors).

(2)	A legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors).

(3)	If the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

(b)	Child — an issue of the first generation.

(c)	Per Stirpes — in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child.

(d)	Survive and Surviving — living after the death of the Participant.

     8.4.6. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)	The automatic Beneficiaries specified in Section 8.4.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)	If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form signed by the Participant and received by the Company after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)	Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is signed or is filed by a Participant who, at the time of such signing or filing, is then a minor under the law of the state of the Participant’s legal residence. The Company shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

8.5. General Distribution Rules.

     8.5.1. Notices. The Company will issue such notices as may be required under Code §§ 402(f) and 411(a)(11), and any other Code sections in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the distributee. Distribution may commence less than thirty (30) days after the notice required under Treasury Regulation § 1.411(a)-11(c) or the notice required under Treasury Regulation § 1.402(f)-2T is given, provided however, that:

(a)	The distributee is clearly informed that he or she has a right to a period of at least thirty (30) days after receiving such notice to consider whether or not to elect distribution; and

(b)	The distributee, after receiving the notice, affirmatively elects a distribution.

     8.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Company, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes only a Participant, a Beneficiary who is the surviving spouse of a Participant and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.

(a)	Eligible Rollover Distribution. “Eligible rollover distribution” means any distribution of all or any portion of an Account to a distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable monthly, quarterly or annually over a period of time not extending beyond the remaining life expectancy of such distributee or pursuant to the applicable table under Treasury Regulation § 1.401(a)(9)-9 and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent such distribution is required under Code § 401(a)(9), and (iv) any hardship distribution, and (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

To the extent an eligible rollover distribution consists of after-tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in Code § 408(a) or 408(b), or to a qualified defined contribution plan described in Code § 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	Eligible Retirement Plan. “Eligible retirement plan” means (i) an individual retirement account described in Code § 408(a), or (ii) an individual retirement annuity described in Code § 408(b), or (iii) a plan described in Code § 403(a) or Code § 403(b), or (iv) a qualified trust described in Code § 401(a) that accepts the eligible rollover distribution, or (v) eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an Alternate Payee.

(c)	Direct Rollover. “Direct rollover” means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the distributee who is eligible to elect a direct rollover.

     8.5.3. Minimum Installment Requirements. If installment distributions are being made, a minimum amount shall be distributed each calendar year beginning with the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date under Section 8.1.5 (the “first distribution calendar year”), determined in accordance with the following:

(a)	During Participant’s Lifetime. The minimum amount to be distributed during the Participant’s lifetime for each distribution calendar year, beginning with the first distribution calendar year, must be at least equal to the quotient obtained by dividing the Participant’s Total Account balance on the most recent Valuation Date preceding the distribution calendar year (adjusted as may be required by Treasury Regulations) by whichever of the following numbers is applicable:

(1)	In the case of distributions to a Participant whose designated Beneficiary (as defined in subsection (c) below) for the distribution calendar year is not solely the Participant’s spouse, the number equal to the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year.

(2)	In the case of distributions to a Participant whose sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the number equal to the greater of (i) the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year, or (ii) the number in the Joint and Last Survivor Table set forth in Treasury Regulation § 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)	After Participant’s Death. If the Participant dies on or after the date installment distributions begin and there is a designated Beneficiary, the minimum amount to be distributed to the designated Beneficiary for each distribution calendar year after the year of the Participant’s death must be at least equal to the quotient obtained by dividing the designated Beneficiary’s Account balance on the most recent Valuation Date preceding the distribution calendar year (adjusted as may be required by Treasury Regulations) by whichever of the following numbers is applicable:

(1)	In the case of distributions to a designated Beneficiary who is not the Participant’s spouse, the number equal to the greater of (i) the Participant’s remaining life expectancy, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the Participant in the year of death reduced by one for each subsequent year, or (ii) the remaining life expectancy of the designated Beneficiary, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the designated Beneficiary in the year following the year of the Participant’s death reduced by one for each subsequent year.

(2)	In the case of distributions to a designated Beneficiary who is the Participant’s surviving spouse, the number equal to the greater of (i) the Participant’s remaining life expectancy, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the Participant in the year of death reduced by one for each subsequent year, or (ii) the remaining life expectancy of the surviving spouse, calculated for each distribution calendar year after the year of the Participant’s death from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the surviving spouse’s age as of the spouse’s birthday in that year; provided, that for distribution calendar years after the year of the spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death reduced by one for each subsequent calendar year.

If the Participant dies on or after the date installment distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death (for example, if the Beneficiary is a trust), the minimum amount to be distributed to the Beneficiary for each distribution calendar year after the year of the Participant’s death must be at least equal to the quotient obtained by dividing the Beneficiary’s Account balance on the most recent Valuation Date preceding the distribution calendar year (adjusted as may be required by Treasury Regulations) by the Participant’s remaining life expectancy, calculated from the Single Life Table in Treasury Regulation § 1.401(a)(9)-9 using the age of the Participant in the year of death reduced by one for each subsequent year.

(c)	Designated Beneficiary. For purposes of this Section 8.5.3, “designated Beneficiary” means any individual who (i) is a Beneficiary under the Plan and (ii) is the designated beneficiary under Code § 401(a)(9) and Treasury Regulation § 1.401(a)(9)-1, Q&A-4.

     8.5.4. Compliance with Code § 401(a)(9). Notwithstanding the foregoing provisions of this Section 8, all distributions under the Plan shall comply with the minimum distribution requirements of Code § 401(a)(9), including the incidental death benefit requirements of Code § 401(a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan document will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code § 401(a)(9), including subparagraph (G) thereof.

     8.5.5. Distribution in Cash or in Kind. Distribution of a Participant’s Total Account shall be made in cash (or cash equivalents). If, however, the Total Account to be distributed consists in whole or in part of a Participant’s unpaid promissory note, the note shall be distributed in kind. If the Total Account to be distributed is in whole or in part invested in the Company Stock Fund, the Participant or Beneficiary of a deceased Participant may elect distribution of that portion of the Total Account in one of the following ways:

(a)	Shares of Company Stock and such cash as may be necessary to represent a fractional share of Company Stock, or

(b)	Entirely in cash.

In the absence of an election to receive shares of Company Stock, the portion of the Total Account invested in the Company Stock Fund shall be distributed entirely in cash. In the case of a cash distribution in lieu of shares (and a fractional share) of Company Stock, such shares (and such fractional share) shall be valued as of the Valuation Date specified by the Company to coincide with or immediately precede the date on which money is withdrawn from the Company Stock Fund in order to make the distribution.

     8.5.6. Facility of Payment. In case of the legal disability, including minority, of any person entitled to receive any distribution under the Plan, payment shall be made, if the Company shall be advised of the existence of such condition:

(a)	To the duly appointed guardian, conservator, attorney-in-fact or other legal representative of such person, or

(b)	To a individual or institution entrusted with the care or maintenance of such person, provided, however, such individual or institution has satisfied the Company that the payment will be used for the best interest and to assist in the care of such person, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator, attorney-in-fact or other legal representative of such person.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Company, the Trustee and the Plan therefor.

     8.5.7. U.S. Money. All cash payments hereunder shall be in lawful money of the United States of America.

     8.5.8. Missing Participants or Beneficiaries. A Participant or Beneficiary must maintain his or her most recent post office address on file with the Company. Any communication addressed to the Participant or Beneficiary at the post office address on file with the Company will be binding on the Participant or Beneficiary for all purposes of the Plan, and the Company is not obligated to search for any Participant or Beneficiary. If a Participant or Beneficiary fails to claim any amount payable under the Plan (or fails to cash any check drawn on the disbursement account established for the Plan), such amount will be forfeited by the Participant or Beneficiary at such time as is deemed appropriate by the Company, or may be disposed of in such other equitable manner as is deemed appropriate by the Company. Any forfeited amounts will be used to pay administrative expenses of the Plan or will be applied to reduce Matching Contributions made to the Plan. If a Participant or Beneficiary claims a forfeited amount prior to termination of the Plan, the value forfeited (measured as of the date of the forfeiture) shall be restored to the Participant or Beneficiary (without adjustment for any subsequent income or appreciation). The Company shall make an additional contribution to the Plan as necessary to provide for the restoration.

8.6. Loans. The provisions of this Section 8.6 shall be subject to the following rules, conditions and limitations:

     8.6.1. Availability. Loans shall be made available to all Participants who are actively employed by the Employer or an Affiliate subject to limitations and conditions established under this Section 8.6 by the Company on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount (expressed as a percentage of their Total Accounts) greater than is made available to other employees.

     8.6.2. Spousal Consent Not Required. Spousal consent shall not be required to make a loan to a married Participant unless the Company establishes a rule to the contrary for all similarly situated Participants, or both: (i) the Participant’s Account includes assets attributable to a transfer or merger described in Section 10.3 that are subject to the survivor annuity rules of Code § 401(a)(11), and (ii) the amount to be loaned includes such assets. In the event that spousal consent is required, no loan shall be made pursuant to this Section 8.6 unless the spouse of the Participant consents to the loan. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the loan and the use of the Account as security for the loan and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date the loan is made and must relate to that specific loan. The consent given by the spouse to whom the Participant was married at the time the loan was made shall be effective with respect to that spouse and each subsequent spouse of the Participant. A new consent shall be required if the Account is used for renegotiation, extension, renewal or other revision of the loan.

     8.6.3. Administration. Loan requests shall be granted or denied solely on the basis of this Section 8.6. There shall be no discretion to grant or deny a loan request. Denials shall be processed under the claims procedure rules of the Plan. Loans shall be approved (or denied) by the Company. The Company shall be contacted for this purpose at the address shown in the summary plan description. A copy of these rules, loan application forms, specimen promissory notes and any other information that is available concerning loans shall be made available at that address upon written request. Loans under this Plan and any other plan maintained by the Employer will be considered separate loans. Therefore, separate loan applications and promissory notes will need to be completed for loans from this Plan or any other plan. A loan will be made upon completion of a loan application, the execution of a promissory note and the completing of such other forms and the furnishing of such other information as may be required to comply with this Section 8.6. The promissory note will be a negotiable instrument. The Trustee will not, however, sell any such promissory note. The Company may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

     8.6.4. Loan Terms. The total amount of such loans to any Participant shall not exceed the lesser of:

(a)	Fifty percent (50%) (or such lower percentage as the Company may establish from time to time) of the Participant’s Vested Total Account, or

(b)	Fifty Thousand Dollars ($50,000);

provided, however, that the Fifty Thousand Dollar ($50,000) limitation shall be reduced by the excess (if any) of: (i) the highest outstanding balance of loans from this Plan (and all other plans of the Employer and all Affiliates) to such Participant during the one-year period ending on the day before the new loan is made, over (ii) the outstanding balance of all loans from this Plan (and all other plans of the Employer and all Affiliates) to such Participant on the day the new loan is made.

Except for any permitted suspension of payments during a leave of absence, any such loan must be repaid at least monthly in substantially level amounts, including principal and interest, over the term of the loan. Any such loan shall provide that it shall be repaid within a definite period of time to be specified by the Participant in the loan application and the promissory note. That period shall not exceed five (5) years unless such loan is to a Participant and is used to acquire a principal residence (as defined in Code § 121) for the Participant and then it shall not exceed fifteen (15) years.

     8.6.5. Collateral. Every loan made under these rules shall be secured by that portion of the Participant’s Account which does not exceed fifty percent (50%) of the sum total of the Participant’s Total Account. This dollar amount shall be determined immediately after the origination of the loan (and shall be reduced by the amount of any unpaid principal and interest on any earlier loan which is similarly secured). This security interest shall exist without regard to whether it is or is not referenced in the loan documents. The Plan shall be permitted to realize on this collateral (as hereinafter provided) by any means including (but not limited to) foreclosure (i.e., offset). No other collateral shall be permitted or required.

     8.6.6. Loan Rules. The Company may adopt rules for the administration of loans that are not inconsistent with the provisions of Sections 8.6.1 through 8.6.5. Unless amended by the Company, the following rules shall apply:

(a)	Loan Amount. Loans will not be made in a principal amount less than One Thousand Dollars ($1,000).

(b)	Loan Interest Rate. The interest rate on any loan shall be equal to the prime rate (the base rate on corporate loans at large United States money center commercial banks) as published by The Wall Street Journal in its Money Rates column (or any comparable successor rate so published) on the business day immediately preceding the business day on which the loan is granted, plus one percent (1%). If the prime rate is published as a range of rates, the highest prime rate in the range shall be used.

(c)	Accounting for Loan. For the purpose of determining the extent to which a Total Account is entitled to share in income, gains or losses of the Trust Fund under Section 6, the same shall be deemed to be reduced by the unpaid balance of any outstanding loans to the Participant, and the interest payments on such loans shall be credited to the Participant’s Total Account. If a loan is made to a Participant who has assets in more than one Account, such loan shall be deemed to have been made from the Accounts in the following sequence:

(1)	Rollover Account

(2)	Matching Account

(3)	401(k) Account

(4)	Transfer Account.

Repayments of principal on loans and payments of interest shall be apportioned among the Accounts from which the loan was made in proportion to the amounts by which the Accounts were initially reduced in order to make the loan. If a loan is made from an Account which is invested in more than one Investment Subfund authorized and established under Section 6, the amount withdrawn in order to make the loan shall be charged to each Investment Subfund in the same proportions as the Account is invested in each Investment Subfund. All repayments of principal and interest shall be reinvested in the same manner as contributions under the Participant’s investment elections in effect at the time the repayment is received.

(d)	Payments. All Participants shall make payment of loans by monthly or more frequent payroll deduction to the extent of their available pay. The making of the loan shall be considered an irrevocable authorization for payroll deduction.

(e)	Prepayments. The loan may be prepaid in whole at any time.

(f)	Termination of Employment. The entire outstanding principal and unpaid interest shall be due and payable on the date ninety (90) days after the Participant’s termination of employment with the Employer and all Affiliates, unless the Participant’s termination of employment entitles him or her to receive severance payments from the Employer. For the purposes of this subsection (f), “severance payments” means payments made at regular payroll intervals under any severance plan of the Participant’s Employer. If the Participant receives severance payments from the Employer, then the entire outstanding principal and unpaid interest shall be due and payable on the date ninety (90) days after the date the Employer pays the last regular severance payment to the Participant. If the entire outstanding principal and unpaid interest is not paid within the ninety (90) day period following the Participant’s termination of employment or, if applicable, the date the Employer pays the last regular severance payment to the Participant, then the unpaid principal and interest due and owing on that date shall be offset against the Participant’s Total Account.

(g)	Death of the Participant. The death of the Participant shall terminate the loan. The unpaid principal and interest due and owing on the date of the Participant’s death shall be offset against the Participant’s Total Account. No payments shall be permitted after the Participant’s death. The tax consequences of the offset shall be reported to the Participant or the Participant’s estate and not to the Beneficiary.

(h)	Event of Default. Subject to subsections (f) and (i) of this Section 8.6.6, any failure to make a loan payment on or before the last day of the quarter following the quarter in which the payment is due shall be an event of default. If a payment following an event of default is not made by payroll deduction, then payment shall be considered made for this purpose only when it is received in fact by the Trustee or the Company as agent for the Trustee. Upon the occurrence of an event of default, the Participant’s Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of the loan in default (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset). In the case of a Participant who has not had an Event of Maturity, however, this offset shall be deferred until an Event of Maturity as to such Participant, and, in the interim, it shall be possible to cure the default. Such offset shall be automatic. No notice shall be required prior to offset.

(i)	Suspension of Payments During Unpaid Leave of Absence. If the Participant is on an authorized unpaid leave of absence as determined by the Company, then loan payments are automatically suspended for a period of time beginning after the unpaid leave of absence commences and ending not later than the earlier of (i) the duration of the authorized unpaid leave of absence, or (ii) twelve (12) consecutive calendar months following the calendar month that the Participant’s authorized unpaid leave of absence began; provided, however, that the Participant’s termination of employment or death even while payments are suspended shall accelerate the loan as provided in subsections (f) and (g). Upon the expiration of the suspension period, the then outstanding principal and interest on the loan shall be reamortized into equal periodic payments which the Participant shall resume paying over the remaining term of the loan; provided, however, that the interest rate used in the reamortization is the same as in the loan note and the final payment on the loan is due by the original maturity date of the loan. Any such reamortization shall not be considered a new loan or a rewriting or extension of the existing loan.

(j)	Suspension of Payments Due to Military Service. If a Participant is called upon or volunteers to perform service in the uniformed services (as defined in chapter 43 of title 38, United States Code), the Plan shall suspend the obligation to repay the loan during the period the Participant performs such service until the Participant returns to employment with the Employer or terminates employment with the Employer. The Participant may voluntarily elect to continue to make loan payments during the period the Participant performs service in the uniformed services.

(k)	Miscellaneous. The Company may direct that loans shall not be made by the Plan during any designated month or months and shall determine the frequency with which loans shall be made. No Participant shall be permitted to borrow if such Participant then has two loans outstanding. A loan in default that has not yet been offset as provided in subsection (h) above shall be considered an outstanding loan for purposes of the preceding sentence.

(l)	Fees. The loan shall be subject to any origination and periodic maintenance fees approved by the Company. No loan application shall be approved unless it is accompanied by any required origination fee.

(m)	Form of Payment. Prepayments, payments following an event of default, and payments following acceleration in accordance with subsection (f) above, must be made by cashier’s check, certified check or money order (and not by personal check) if they are not made by payroll deduction. The Company may permit payment by personal check in any other case.

     8.6.7. Tax Reporting. To the extent required by Code § 72(p), the Trustee shall report, from time to time, distributions of income in connection with loans made under the Plan. The operation of those tax rules is entirely independent of the rules of the Plan.

     8.6.8. Truth in Lending. The Plan shall make all disclosures required under federal truth-in-lending regulations (Regulation Z issued by the Board of Governors of the Federal Reserve System).

     8.6.9. Effect of Participant in Bankruptcy. To the extent required by bankruptcy laws, loans shall be subject to stay, discharge, reinstatement and other matters.

     8.6.10. ERISA Compliance — Loans Available to Parties in Interest. Notwithstanding anything to the contrary in this Section 8.6, loans shall be available to Participants and Beneficiaries who are parties in interest (as defined in ERISA § 3(14)). An Alternate Payee shall be considered a Beneficiary for this purpose only after the domestic relations order has been finally determined to be a qualified domestic relations order as defined in Appendix C to this Plan document.

     8.6.11. Loan Rollovers. Notwithstanding any of the foregoing provisions of this Section 8.6, the terms and conditions of any plan loan (an “acquired loan”) (i) that was made to the Participant under the U.S. Bancorp 401(k) Savings Plan and was acquired by this Plan as a result of a direct rollover on or after the Spin-off Date, or (ii) that was made to a Participant under the tax-qualified plan of the Participant’s prior employer and was acquired by this Plan as a result of a direct rollover following the Employer’s acquisition by merger, asset purchase or otherwise of all or a portion of a trade or business maintained by the Participant’s prior employer, shall continue in effect after such rollover, subject to the following modifications:

(a)	Any provision requiring accelerated payment of the acquired loan upon termination of the Participant’s employment with the prior employer shall be deemed modified to the extent necessary to prevent such acceleration from occurring prior to termination of the Participant’s employment with the Employer and the Affiliates.

(b)	Any payroll deduction authorization for the making of payments on the acquired loan shall be deemed to apply to the Participant’s pay from the Employer and any Affiliate.

(c)	The loan rules contained in Section 8.6 will apply to the acquired loan to the extent that they are not inconsistent with the terms and conditions otherwise applicable to such loan (as modified by paragraphs (a) and (b) above).

Participants whose plan loans are to be rolled over to this Plan shall be notified of the foregoing modifications. If a Participant rolls over a plan loan after receiving such notice, the Participant shall be deemed to have consented to these modifications.

If a payment with respect to a Participant’s acquired loan is received prior to the date on which the Participant first executes a 401(k) Enrollment Agreement, such payment shall be reinvested in the same manner as the non-loan portion of the Participant’s rollover contribution. Payments received on or after the date on which the Participant first executes a 401(k) Enrollment Agreement shall be reinvested in the same manner as contributions under the Participant’s investment election in effect at the time the payment is received.

SECTION 9

SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall the Company or the Trustee recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee.

The power to designate Beneficiaries to receive the Vested Total Account of a Participant in the event of the Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Vested Total Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Company and the Trustee.

This Section shall not prevent the Company from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of an Event of Maturity, as such powers may be conferred upon it by any applicable provision hereof, nor prevent the Plan from offsetting a Participant’s Vested Total Account by the amount of the then outstanding balance of the Participant’s loan in default. This Section shall not prevent the Company or the Trustee from observing the terms of a qualified domestic relations order as provided in the Appendix C to this Plan document.

SECTION 10

AMENDMENT AND TERMINATION

10.1. Amendment. The Company reserves the power to amend the Plan, either prospectively or retroactively or both, at any time and from time to time. An amendment may be adopted:

(a)	By resolution of the Company’s Board of Directors (including, without limitation, ratification of any action by a committee of the Board) to amend the Plan in any respect; and

(b)	By written action of the Company’s Chief Executive Officer to conform the Plan to the requirements of applicable law and the regulations and rulings thereunder.

However, no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same (i) shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA, or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax-qualified status of the Plan and the deductibility of Employer contributions thereto, or (ii) is otherwise permitted by Code § 411(d)(6) and the regulations issued thereunder.

An amendment will not reduce the Vested percentage of a Participant determined as of the later of the effective or adoption date of the amendment. Further, if the Company amends the vesting schedule under the Plan, with respect to any Participant who has three (3) or more years of Vesting Service, the Company either will permit such Participant to elect to have his or her Vested percentage computed without regard to such amendment or will amend the Plan to provide that the Vested interest of such Participant will be the greater of his or her Vested interest with regard to such amendment or his or her Vested interest without regard to such amendment.

10.2. Discontinuance of Contributions and Termination of Plan. The Company reserves the right to discontinue all contributions to the Plan and to terminate the Plan in its entirety at any time. Any such action shall be taken by resolution of the Company’s Board of Directors (including, without limitation, ratification of any action by a committee of the Board).

10.3. Merger or Spinoff of Plans.

     10.3.1. In General. The Company’s Chief Executive Officer may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan. In the case of merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). If the Company’s Chief Executive Officer agrees to a transfer of assets and liabilities to or from another plan, the agreement under which such transfer is concluded (or an amendment of or appendix to this Plan document) shall specify the Accounts to which the transferred amounts are to be credited.

     10.3.2. Limitations. In the event the Company’s Chief Executive Officer:

(a)	Causes assets to be transferred to this Plan from any plan that offers one or more optional forms of benefit that must be preserved with respect to the transferred assets in order to satisfy the optional form of benefit requirements of Code § 411(d)(6)(B)(ii) and, where applicable, the distribution rules of Code § 401(k), or

(b)	Causes this Plan to merge with such a plan,

this Plan shall be deemed amended, effective as of the time of the transfer or merger, to preserve all such optional forms of benefit, but only with respect to amounts attributable to such transferred or merged assets. In no event shall assets be transferred from this Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of Code § 411(d)(6)(B)(ii) and, where applicable, the distribution rules of Code § 401(k) with respect to such transferred assets.

     10.3.3. Beneficiary Designations. If assets and liabilities are transferred from another plan to this Plan, Beneficiary designations made under that plan shall become void on the date as of which such transfer is made and the Beneficiary designation rules of this Plan document shall apply beginning on such date.

     10.3.4. Consolidation or Merger of Plans. If this Plan consolidates or merges with any other plan or the assets of this Plan are transferred to any other plan, each Participant will be entitled to a benefit immediately after the merger, consolidation or transfer (if the other plan were then terminated) equal to or greater than the benefit immediately before such merger, consolidation or transfer (if this Plan had then terminated).

10.4. Adoption by Affiliates.

     10.4.1. Adoption with Consent. In addition to the business entities listed in Schedule I, the Company’s Chief Executive Officer may consent to the adoption of the Plan by other business entities affiliated in ownership with the Company subject to such conditions as the Company’s Chief Executive Officer may impose.

     10.4.2. Procedure for Adoption. Any such adopting business entity shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its Board of Directors (or other governing authority) adopting the Plan to the Company’s Chief Executive Officer. Upon the consent by the Company’s Chief Executive Officer to the adoption by the adopting business entity, and the delivery to the Trustee of written evidence of such consent, the adoption of the Plan by the adopting business entity shall be effective as of the date specified by the Company’s Chief Executive Officer. (The business entities listed in Schedule I shall not be required to obtain approval for their continued participation in the Plan.)

     10.4.3. Effect of Adoption. Upon the adoption of the Plan by an adopting business entity as heretofore provided, the adopting business entity shall be an Employer hereunder in all respects. Each business entity listed in Schedule I and each other adopting business entity, as a condition of continued participation in the Plan, delegates to the Company the sole power and authority:

(a)	To terminate the Plan (except that each adopting business entity shall have the power to terminate the Plan as applied to it); to amend the Plan (except that each adopting business entity shall have the power to amend the Plan as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in Section 10.3);

(b)	To appoint, remove and accept the resignation of a Trustee; to appoint or remove members of the Benefits Administration Committee and the Retirement Investment Committee; and to act as the plan administrator;

(c)	To direct the Trustee to return an Employer contribution that was made by mistake or which is not deductible;

(d)	To designate Affiliates; to establish conditions and limitations upon such adoption of the Plan by affiliated employers; and

(e)	To cause this Plan to be merged with another plan and to transfer assets and liabilities between this Plan and another plan.

Each reference herein to the Employer shall include the Company and all adopting business entities unless the context clearly requires otherwise. Employment with the Company or any adopting business entity shall be credited with the Employer for eligibility and vesting purposes and for determining the minimum annual service requirement for allocation of contributions. Contributions of the Company and each adopting business entity shall be allocated only among those persons who were their employees during the Plan Year with respect to which the contribution is made.

SECTION 11

TRUST FUND

11.1. Plan Assets. The assets of the Plan will be held in trust by one or more Trustees appointed by the Company under one or more Trust Agreements. The Company may cause the assets held under any Trust Agreement to be divided into any number of parts for investment purposes or any other purpose deemed necessary or advisable for the proper administration of the Plan.

11.2. No Diversion. The Trust Fund will be maintained for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries. Notwithstanding the foregoing, contributions shall be returned to the Employers as provided in this Plan document. Also, if any residual assets remain in the Trust Fund after the liabilities of the Plan to Participants and Beneficiaries have been satisfied and all reasonable expenses of the Plan have been paid, the Trustee shall, upon written direction of the Company, return such residual assets to the Employer.

11.3. Funding Policy. The Company will adopt a procedure, and revise it from time to time as the Company considers advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

SECTION 12

CLAIMS

12.1. Claims and Review Procedure. The claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan. An application for benefits shall be considered as a claim for the purposes of this Section.

     12.1.1. Initial Claim. An individual may, subject to any applicable deadline, file with the Company a written claim for benefits under the Plan in a form and manner prescribed by the Company.

(a)	If the claim is denied in whole or in part, the Company shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Company determines that special circumstances require an extension of time for determination of the claim, provided that the Company notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

     12.1.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	The specific reasons for the adverse determination;

(b)	References to the specific provisions of the Plan document (or other applicable Plan document) on which the adverse determination is based;

(c)	A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	A description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following an adverse determination on review.

     12.1.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Company a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

     12.1.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the Company shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Company determines that special circumstances require an extension of time for determination of the claim, provided that the Company notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)	The Company’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     12.1.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	The specific reasons for the denial;

(b)	References to the specific provisions of the Plan document (or other applicable document) on which the adverse determination is based;

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	A statement of the claimant’s right to bring an action under ERISA § 502(a).

12.2. Claims Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Company may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Company upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Company unless delegated as provided for in the Plan, in which case references in this Section 12 to the Company shall be treated as references to the Company’s delegate.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Company reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Company on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Company.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing Plan documents and, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(i)	The Company may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

12.3. Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Company within one year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

12.4. Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:

(a)	No claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA § 502 or ERISA § 510 or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(b)	In any such legal action all explicit and all implicit determinations by the Company (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

12.5. Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA § 502 or ERISA § 510 or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	Thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	Six (6) months after the claimant has exhausted the claim and review procedure.

12.6. Knowledge of Fact by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 13

OTHER ADMINISTRATIVE MATTERS

13.1. Company.

     13.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Company shall be discharged on behalf of the Company by the officers of the Company or delegated and allocated as provided herein.

     13.1.2. Chief Executive Officer. Except as otherwise provided herein, the Company’s Chief Executive Officer may on behalf of the Company delegate or redelegate and allocate or reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Chief Executive Officer or to the Company hereunder as the Chief Executive Officer may from time to time deem advisable.

     13.1.3. Corporate Versus Personal Liability. The Company as a legal entity can only act through others. The Company’s intent is that, while the Company will at times be a fiduciary (as that term is used in ERISA) with respect to the Plan, the individual officers and employees of the Company through which the Company acts (including but not limited to the Chief Executive Officer and the members of the Benefits Administration Committee and the Retirement Investment Committee) shall not individually be considered to be fiduciaries.

13.2. Benefits Administration Committee.

     13.2.1. Appointment and Removal. The Benefits Administration Committee shall consist of such members as may be determined and appointed from time to time by the Company’s Chief Executive Officer and who shall serve at the pleasure of the Chief Executive Officer. Members of the Benefits Administration Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Plan and shall be paid by the Trustee from and out of the Trust Fund except to the extent the Company, in its discretion, directly pays such expenses. The Company’s Chief Executive Officer shall designate the Chairperson of the Benefits Administration Committee and shall appoint a secretary, who need not be a member of the Benefits Administration Committee, to keep its records and otherwise assist the Benefits Administration Committee in the performance of its duties.

     13.2.2. Automatic Removal. If any individual who is a member of the Benefits Administration Committee is a director, officer or employee when appointed as a member of the Benefits Administration Committee, then such individual shall be automatically removed as a member of the Benefits Administration Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Company’s Chief Executive Officer or any notice to the individual so removed.

     13.2.3. Authority. Except as otherwise provided herein, the Company, acting through the Benefits Administration Committee, shall control and manage the operation and administration of the Plan and shall make all decisions and determinations incident thereto. In carrying out its Plan responsibilities on behalf of the Company, the Benefits Administration Committee shall have discretionary authority to interpret and construe this Plan document, the Trust Agreement and all relevant documents and information, and to determine all factual and legal questions related to its responsibilities under the Plan, including, but not limited to, the entitlement of all persons to benefits and the amounts of their benefits. Its discretionary authority shall include all matters arising under the Plan including, but not limited to, the determination of whether a domestic relations order is a qualified domestic relations order and the interpretation and administration of a qualified domestic relations order. The Benefits Administration Committee, in accordance with written bylaws issued by the Company’s Chief Executive Officer, shall:

(a)	Establish rules for the functioning of the Benefits Administration Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business;

(b)	Allocate and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Benefits Administration Committee; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Benefits Administration Committee and, when required, notify any other interested person or persons;

(c)	Determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees;

(d)	Prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan;

(e)	Set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the provisions of this Plan document and the Trust Agreement;

(f)	Perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan document and the Trust Agreement and performing the duties imposed on it thereunder;

(g)	Resolve all questions of administration of the Plan not specifically referred to in this Section;

(h)	In accordance with Section 12 of this Plan document and the regulations of the Secretary of Labor:

(1)	Provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant, and

(2)	Afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Benefits Administration Committee of the decision denying the claim; and

(i)	Delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Benefits Administration Committee or employees of the Employer, such functions assigned to the Benefits Administration Committee hereunder as it may from time to time deem advisable.

     13.2.4. Majority Decisions. If there shall at any time be three (3) or more members of the Benefits Administration Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

13.3. Retirement Investment Committee.

     13.3.1. Appointment and Removal. The Retirement Investment Committee shall consist of such members as may be determined and appointed from time to time by the Company’s Chief Executive Officer and who shall serve at the pleasure of the Chief Executive Officer. Members of the Retirement Investment Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Plan and shall be paid by the Trustee from and out of the Trust Fund except to the extent the Company, in its discretion, directly pays such expenses. The Company’s Chief Executive Officer shall designate the Chairperson of the Retirement Investment Committee and shall appoint a secretary, who need not be a member of the Retirement Investment Committee, to keep its records and otherwise assist the Retirement Investment Committee in the performance of its duties.

     13.3.2. Automatic Removal. If any individual who is a member of the Retirement Investment Committee is a director, officer or employee when appointed as a member of the Retirement Investment Committee, then such individual shall be automatically removed as a member of the Retirement Investment Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Company’s Chief Executive Officer or any notice to the individual so removed.

     13.3.3. Authority. The Company, acting through the Retirement Investment Committee, shall control and manage the investment-related matters of the Plan and shall make all decisions and determinations incident thereto. In carrying out its Plan responsibilities on behalf of the Company, the Retirement Investment Committee shall have discretionary authority to interpret and construe this Plan document, the Trust Agreement and all relevant documents and information, and to determine all factual and legal questions related to its responsibilities under the Plan. The Retirement Investment Committee, in accordance with written bylaws issued by the Company’s Chief Executive Officer, shall:

(a)	Establish rules for the functioning of the Retirement Investment Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business;

(b)	Allocate and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Retirement Investment Committee; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper performance of its duties under the Plan; notify the Employer and the Trustee of any action taken by the Retirement Investment Committee and, when required, notify any other interested person or persons;

(c)	Set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the investment-related provisions of this Plan document and the Trust Agreement;

(d)	Perform all other acts reasonably necessary for supervising the investment-related matters of the Plan and carrying out the investment-related provisions of this Plan document and the Trust Agreement and performing the duties imposed on it thereunder; and

(e)	Delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Retirement Investment Committee or employees of the Employer, such functions assigned to the Retirement Investment Committee hereunder as it may from time to time deem advisable.

     13.3.4. Majority Decisions. If there shall at any time be three (3) or more members of the Retirement Investment Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

13.4. Limitation on Authority. No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it hereunder, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by this Plan document or by ERISA or by any regulations or rulings issued thereunder.

13.5. Conflict of Interest. If any Trustee, any member of the Benefits Administration Committee or Retirement Investment Committee or the Employer, any member of the Board of Directors or any officer or employee of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, that individual shall have no authority as such Trustee, member, officer or employee with respect to any matter specifically affecting the Participant’s individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other Trustees, members, officers or employees, as the case may be, to the exclusion of such Participant, and such Participant shall act only in the Participant’s individual capacity in connection with any such matter.

13.6. Dual Capacity. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

13.7. Administrator. The Company shall be the administrator for purposes of ERISA § 3(16)(A).

13.8. Named Fiduciary. The Company is a “named fiduciary” of the Plan (within the meaning of ERISA § 402(a)) with authority to appoint additional named fiduciaries and to allocate responsibilities among them, and the power to appoint one or more investment managers (as defined in ERISA § 3(38)) to manage any assets of the Plan (including the power to acquire and dispose of such assets). If so permitted by the Company in the appointment of a named fiduciary, such named fiduciary may designate another person to carry out any or all of the fiduciary responsibilities of the named fiduciary, except that a named fiduciary may not designate another person to carry out any responsibilities relating to the management or control of Plan assets other than in exercise of a power granted under the Trust Agreement to appoint an investment manager.

13.9. Service of Process. The Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

13.10. Payment of Compensation, Fees and Expenses Out of Plan Assets. Any fiduciary (other than the Employer, an employee of the Employer, or a Participant), and any recordkeeper, consultant, accountant, attorney, or other non-fiduciary service provider to the Plan, will be entitled to receive such reasonable compensation for services rendered, and to reimbursement of reasonable expenses properly and actually incurred in the performance of such services, as may be agreed to with the Company, and will be entitled to payment of such compensation, fees, and expenses out of the Trust Fund if (i) not prohibited by ERISA and (ii) if such amounts are not paid directly by the Company. Such compensation, fees and expenses include, but are not limited to, recordkeeping fees, trustee and custodial fees, check processing fees, audit fees, fees and expenses for investment education services or investment advice, and premiums on bonds required under ERISA. Any direct costs incurred by the Company or any other Employer also may be reimbursed from the Trust Fund to the extent that reimbursement is not prohibited by ERISA.

(a)	In the event the Company initially pays compensation, fees, and expenses that would otherwise be properly payable out of the Trust Fund, the Company shall have a period of ninety (90) days after such payment in which to seek reimbursement from the Trust Fund. If any such payments are made by the Company before any contributions have been deposited in the Trust Fund, however, the Company shall have a period of ninety (90) days after the initial deposit of contributions in the Trust Fund to seek reimbursement from the Trust Fund.

(b)	The Company in its discretion shall determine which compensation, fees and expenses are properly payable out of the Trust Fund. The Company shall also determine whether such compensation, fees, and expenses are to be paid as a general expense of the Trust Fund or allocated to the Accounts of individual Participants and Beneficiaries and, if so, in what proportion.

(c)	The Company will provide such information to Participants and Beneficiaries as the Company deems appropriate with respect to the way in which compensation, fees, and expenses are allocated to the Accounts of individual Participants and Beneficiaries, and with respect to the overall fees charged by or fee arrangements with any fiduciary or non-fiduciary service provider.

13.11. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Company or any other Employer, the Benefits Administration Committee or the Retirement Investment Committee pursuant to any provision of this Plan document may be signed in the name of the Company or other Employer by any officer thereof who has been authorized to make such certification or to give such notices or consents or by any Benefits Administration Committee member or Retirement Investment Committee member.

13.12. Receipt of Documents. If a form or document must be filed with or received by the Company or the Trustee, it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Company, on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity.

13.13. Powers of Attorney. The Plan shall recognize as valid a document submitted to the Company by which a Participant or Beneficiary appoints another person as his or her attorney in fact, under the following rules:

(a)	The Company shall not be required to determine whether the document complies with the applicable state law regarding powers of attorneys or attorneys in fact.

(b)	If the document enumerates one or more specific powers in addition to a general power to act, the enumeration of one or more specific powers shall not be deemed to limit the generality of the general power to act; in other words, the general power shall continue to be in force.

(c)	The document must be signed by the Participant or Beneficiary and be notarized.

The Company may establish additional rules for the acceptance of powers of attorneys for Plan purposes. If there is a conflict between the action of a court appointed guardian or conservator and an attorney in fact, then the authority of the court appointed guardian or conservator shall be recognized as superior to that of an attorney in fact.

13.14. Guardians and Conservators. The Plan shall recognize the authority of a court appointed guardian or conservator to act on behalf of a Participant or Beneficiary to the extent such action is within the authority granted to the court appointed guardian or conservator.

13.15. Third-Party Service Providers. The Company may from time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan. Any such recordkeeper or other third-party service provider will serve in a nondiscretionary capacity and will act in accordance with directions given and procedures established by the Company.

13.16. Correction of Errors. Errors may occur in the operation and administration of the Plan. The Company reserves the power to cause such equitable adjustments to be made to correct for such errors as it considers appropriate. Such adjustments will be final and binding on all persons.

13.17. Indemnity. Each director, officer or employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any actin taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise, unless such liability arises from the individual’s claim for the individual’s own benefit, the proven gross negligence, the bad faith or, if the individual had reasonable cause to believe the individual’s own conduct was unlawful, the criminal misconduct of such individual. This indemnification shall continue as to an individual who has ceased to be an director, officer or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.

SECTION 14

IN GENERAL

14.1. Disclaimers.

(a)	Neither the terms of this Plan document nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Employer shall not be obliged to continue the Plan.

(b)	The terms of this Plan document shall not give any employee the right to be retained in the employment of any Employer.

(c)	Neither the Employer nor any of its officers or members of its Board of Directors nor the Trustee nor any member of the Benefits Administration Committee or Retirement Investment Committee in any way guarantee the Trust Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Trust Fund for such payments.

(d)	Neither the Employer nor any of its officers or members of its Board of Directors nor any members of the Benefits Administration Committee or Retirement Investment Committee shall in any manner be liable to any Participant, Beneficiary or other person for any act or omission of the Trustee (except to the extent that liability is imposed under ERISA).

(e)	Neither the Employer nor any of its officers or members of its Board of Directors nor the Trustee nor any members of the Benefits Administration Committee or Retirement Investment Committee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of Trust Fund or for the form, genuineness, validity, sufficiency or effect of any Trust Fund asset, or for the failure of any person, firm or corporation indebted to the Trust Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Trust Fund.

(f)	Except as is otherwise provided in ERISA, the Employer, its officers and the members of its Board of Directors, the Trustee, the members of the Benefits Administration Committee and Retirement Investment Committee, and other Plan fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan document or pursuant to procedures set forth in this Plan document.

(g)	Neither the Employer nor the Benefits Administration Committee nor Retirement Investment Committee nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Benefits Administration Committee, the Retirement Investment Committee or the Trustee and used by them in determining the Participant’s Account. Neither the Employer nor the Benefits Administration Committee nor the Retirement Investment Committee nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an Account shall be retained in the Trust Fund and used to reduce the next succeeding contribution of the Employer to the Plan

14.2. Contingent Top Heavy Plan Rules. The terms of Appendix B (concerning additional provisions that apply if the Plan becomes top heavy under the terms of the Tax Equity and Fiscal Responsibility Act of 1982) are incorporated herein.

14.3. Compliance with Uniformed Services Employment and Re-employment Rights Act of 1994 (USERRA). Effective for veterans hired or rehired on or after the Effective Date, and notwithstanding any provision of the Plan document to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with Code § 414(u).

14.4. Rules of Interpretation. Notwithstanding any other provision of this Plan document or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of the Plan and all elections and designations made under the Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this section. In the absence of a conviction of felonious and intentional killing, the Company shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan document and not to any particular paragraph or section of this Plan document unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan document are inserted for convenience of reference only and are not part of this Plan document, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan document to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota (without regard to its conflict of law principles).

     IN WITNESS WHEREOF, each Company has caused these presents to be executed, as of the 23rd day of December, 2003.

U.S. BANCORP PIPER JAFFRAY COMPANIES INC.

By	/s/ Andrew S. Duff

Its President and CEO

And

By	/s/ James L. Chosy

Its Secretary

PIPER JAFFRAY COMPANIES

By	/s/ Andrew S. Duff

Its President

And

By	/s/ James L. Chosy

Its Secretary

SCHEDULE I

PARTICIPATING EMPLOYERS

A.     From January 1, 2003, to the Spin-off Date:

Name	EIN

U.S. Bancorp Piper Jaffray Companies Inc.	41-1233380
U.S. Bancorp Piper Jaffray Inc.	41-0953246
U.S. Bancorp Piper Jaffray Ventures, Inc.	41-1455072

B.     On and After the Spin-off Date:

Name	EIN

Piper Jaffray Companies	30-0168701
Piper Jaffray & Co.	41-0953246
Piper Jaffray Ventures, Inc.	41-1455072

SI-1

APPENDIX A

LIMITATION ON ANNUAL ADDITIONS

SECTION 1

INTRODUCTION

Terms defined in the Plan document shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:

(a)	All employer contributions (including employer contributions of the Participant’s earnings reductions under Code §§ 401(k), 403(b) and 408(k)) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(b)	All forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and

(c)	All Participant contributions made as of a date during such limitation year to all defined contribution plans.

          1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under Code § 402(g) are annual additions.

          1.1.2. Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under Code § 402(g) are not annual additions.

          1.1.3. ESOP Rules. In the case of an employee stock ownership plan within the meaning of Code § 4975(e)(7), annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of Code § 4975(e)(7) under which no more than one-third (1/3rd) of the employer contributions for a limitation year which are deductible under Code § 404(a)(9) are allocated to highly compensated employees (as defined in Code § 414(q)), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in Code § 1361(a)(1), employer contributions to the employee stock ownership plan which are deductible by the employer under Code § 404(a)(9)(B) and charged against the Participant’s account (i.e., interest payments).

1.2. Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in Code § 414(b) and as modified by Code § 415(h)), all commonly controlled trades or businesses (as defined in Code § 414(c) and as modified by Code § 415(h)), affiliated service groups (as defined in Code § 414(m)) of which the Employer is a part and other organizations required to be aggregated for this purpose under Code § 414(o).

1.3. Defined Contribution Plans. Defined contribution plan shall have the meaning assigned to that term by Code § 415(k)(1). Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members.

1.4. Individual Medical Account. Individual medical account means an account, as defined in Code § 415(1)(2) maintained by the Employer or a controlled group member which provides an annual addition.

1.5. Limitation Year. Limitation year means the Plan Year.

1.6. Maximum Permissible Addition.

     1.6.1. General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one limitation year, the lesser of:

(a)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury, or

(b)	One hundred percent (100%) of the Participant’s § 415 compensation for such limitation year.

          1.6.2. Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in Code § 416) under a welfare benefit fund or an individual medical account.

1.7. Section 415 Compensation. Section 415 compensation (sometimes, “§ 415 compensation”) shall mean, with respect to any limitation year, the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(a)(2)). Without regard to whether it is or is not includible in gross income, subject to other limitations and rules of this Section, (i) § 415 compensation shall include foreign earned income as defined in Code § 911(b) whether or not excludable from gross income under Code § 911, and (ii) § 415 compensation shall be determined without regard to the exclusions from gross income in Code § 931 and Code § 933. Section 415 compensation shall be determined on a cash basis. Section 415 compensation shall also include any elective deferral as defined in Code § 402(g)(3) and any amount which is contributed or deferred by an Employer at the election of the employee and which is not includible in the gross income of the employee by reason of Code § 125, Code § 132(f) or Code § 457.

1.8. Welfare Benefit Fund. Welfare benefit fund means a fund as defined in Code § 419(e) which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in Code § 419A(d)(3).

SECTION 2

DEFINED CONTRIBUTION LIMITATION

Notwithstanding anything to the contrary contained in the Plan document, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition.

SECTION 3

REMEDIAL ACTION

3.1. Abatement. If a Participant’s annual additions for a limitation year would exceed the maximum permissible addition, to the extent necessary to eliminate the excess the following shall occur in the following sequence.

3.2. Employee After Tax Contributions and Elective Deferrals. The defined contribution plan shall:

(a)	Return any unmatched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(b)	Distribute unmatched elective deferrals (within the meaning of Code § 402(g)(3)) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(c)	Return any matched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(d)	Distribute matched elective deferrals (within the meaning of Code § 402(g)(3)) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan).

To the extent matched employee contributions are returned or any matched elective deferrals are distributed, any matching contribution made with respect thereto shall be forfeited and reallocated to Participants as provided in the defined contribution plan.

3.3. Employer Contributions. If, after taking all the actions contemplated by Section 3.2, an excess still exists, the defined contribution plan shall dispose of the excess as follows.

(a)	Covered. If that Participant is covered by the defined contribution plan at the end of the limitation year, the Employer shall cause such excess to be used to reduce employer contributions for the next limitation year (“second limitation year”) and succeeding limitation years, as necessary, for that Participant.

(b)	Not Covered. If the Participant is not covered by the defined contribution plan at the end of the limitation year, however, then the excess amounts must be held unallocated in an “excess account” for the second limitation year (or succeeding limitation years) and allocated and reallocated in the second limitation year (or succeeding limitation year) to all the remaining Participants in the defined contribution plan as if an employer contribution for the second limitation year (or succeeding limitation year). However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the defined contribution plan causes the limitations of this Appendix to be exceeded with respect to each Participant for the second limitation year (or succeeding limitation years), then these amounts must be held unallocated in an excess account. If an excess account is in existence at any time during the second limitation year (or any succeeding limitation year), all amounts in the excess account must be allocated and reallocated to Participants’ accounts (subject to the limitations of this Appendix) as if they were additional employer contributions before any employer contribution and any Participant contributions which would constitute annual additions may be made to the defined contribution plan for that limitation year. Furthermore, the excess amounts must be used to reduce employer contributions for the second limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants.

(c)	No Distributions. Excess amounts may not be distributed from the defined contribution plan to Participants or former Participants.

     If an excess account is in existence at any time during a limitation year, the gains and losses and other income attributable to the excess account shall be allocated to such excess account. To the extent that investment gains or other income or investment losses are allocated to the excess account, the entire amount allocated to Participants from the excess account, including any such gains or other income or less any losses, shall be considered as an annual addition. If the defined contribution plan should be terminated prior to the date any such temporarily held, unallocated excess can be allocated to the Accounts of Participants, the date of termination shall be deemed to be an Annual Valuation Date for the purpose of allocating such excess and, if any portion of such excess cannot be allocated as of such deemed Annual Valuation Date by reason of the limitations of this Appendix, such remaining excess shall be returned to the Employer.

3.4. Sequence of Plans. Each step of remedial action under Section 3.2 and Section 3.3 as may be necessary to correct an excess allocation shall be made in all defined contribution plans before the next step of remedial action is made. Each such step shall be made in the defined contribution plans in the following sequence:

(a)	All profit sharing and stock bonus plans containing cash or deferred arrangements,

(b)	All money purchase pension plans other than money purchase pension plans that are part of employee stock ownership plans,

(c)	All profit sharing and stock bonus plans other than profit sharing and stock bonus plans containing cash or deferred arrangements and employee stock ownership plans,

(d)	All employee stock ownership plans.

If an excess allocation occurs in two (2) or more plans in the same category, correction of the excess allocation shall be made in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan.

APPENDIX B

CONTINGENT TOP HEAVY PLAN RULES

Notwithstanding any of the foregoing provisions of the Plan document, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.

SECTION 1

SPECIAL DEFINITIONS

Terms defined in the Plan document shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in Code §§ 414(b), (c), (m) or (o).

1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:

(a)	If any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)	Each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under Code § 410 or Code § 401(a)(4), and

(c)	Each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under Code § 410 or Code § 401(a)(4).

1.3. Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(a)(2)). Compensation for this purpose shall include elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under Code §§ 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under Code § 401(k). For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under Code § 401(a)(17) (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2003, and shall be adjusted thereafter as provided under the Code).

1.4. Determination Date. Determination date means, for the first Plan Year of a plan, the last day of such first Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year is:

(a)	An officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of one hundred thirty thousand dollars ($130,000) for such Plan Year (adjusted as provided in Code § 416(i)(1)(A)), or

(b)	A five percent owner, or

(c)	A one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);

provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.

1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of Code § 318, (except that subparagraph (C) of Code § 318(a)(2) shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(a)	The present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(b)	The aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group,

exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

(a)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(b)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(e)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in Code § 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code § 411(b)(1)(C). In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum Trust Funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)	If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(a)	If the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(b)	If the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.

In applying the foregoing, the following rules shall be observed:

(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(b)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five (5) year period ending on the determination date.

(c)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(f)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in Code § 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code § 411(b)(1)(C). In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum Trust Funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(h)	If any individual has not performed any services for any employer maintaining the plan at any time during the five (5) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

(j)	A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of Code § 401(k)(12), and (ii) matching contributions with respect to which the requirements of section 401(m)(11) are met. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2

DETERMINATION OF TOP HEAVINESS

Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

SECTION 3

CONTINGENT PROVISIONS

3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

3.2. Vesting Requirement.

     3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has	The Vested
Completed the Following	Percentage
Years of Vesting Service:	Shall Be:

Less than 3 years	0%
3 years or more	100%

     3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan document (and not this section)

shall apply in determining the vested and nonforfeitable rights of Participants who do not have three (3) or more years of Vesting Service as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

     3.2.3. Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:

(a)	Thereafter disregard the Participant’s service with respect to which he or she received such distribution in determining his accrued benefit, and

(b)	Permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of separation from service such repayment must be made before the earlier of,

(1)	Five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or

(2)	The close of the first period of five (5) consecutive one-year breaks in service commencing after the distribution.

If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.

3.3. Defined Contribution Plan Minimum Benefit Requirement.

     3.3.1. General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.

     3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.

(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.

(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.

(c)	The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of Code § 410 or Code § 401(a)(4).

     3.3.3. Salary Reduction and Matching Contributions. For the purpose of this Section 3.3, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied.

3.4. Defined Benefit Plan Minimum Benefit Requirement.

     3.4.1. General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one-twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.

     3.4.2. Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:

(a)	The term “applicable percentage” means the lesser of:

(1)	Two percent (2%) multiplied by the number of years of service with the Employer, or

(2)	Twenty percent (20%).

(b)	For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(1)	The Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or

(2)	Such year of Vesting Service was completed in a Plan Year beginning before January l, 1984, or

(3)	The service occurs during a Plan Year when the Plan benefits (within the meaning of Code § 410(b)) no key employee or former key employee.

(c)	A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:

(1)	The years taken into account shall be properly adjusted for years not included in a year of service, and

(2)	A year shall not be taken into account if such year ends in a Plan Year beginning before January l, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.

(d)	An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.

     3.4.3. Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan document shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.

3.5. Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)	If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)	If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)	If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6. Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

APPENDIX C

QUALIFIED DOMESTIC RELATIONS ORDERS

SECTION 1

GENERAL MATTERS

Terms defined in the Plan document shall have the same meanings when used in this Appendix.

1.1. General Rule. The Plan shall not honor the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless that domestic relations order is a qualified domestic relations order.

1.2. Alternate Payee Defined. The only persons eligible to be considered Alternate Payees with respect to a Participant shall be that Participant’s spouse, former spouse, child or other dependent.

1.3. DRO Defined. A domestic relations order is any judgment, decree or order (including an approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law).

1.4. QDRO Defined. A qualified domestic relations order is a domestic relations order which creates or recognizes the existence of an Alternate Payee’s right to (or assigns to an Alternate Payee the right to) receive all or a portion of the Account of a Participant under the Plan and which satisfies all of the following requirements.

     1.4.1. Names and Addresses. The order must clearly specify the name and the last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order.

     1.4.2. Amount. The order must clearly specify the amount or percentage of the Participant’s Account to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined.

     1.4.3. Payment Method. The order must clearly specify the number of payments or period to which the order applies.

     1.4.4. Plan Identity. The order must clearly specify that it applies to this Plan.

     1.4.5. Settlement Options. Except as provided in Section 1.4.8 of this Appendix, the order may not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan.

     1.4.6. Increased Benefits. The order may not require the Plan to provide increased benefits.

     1.4.7. Prior Awards. The order may not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a qualified domestic relations order.

     1.4.8. Exceptions. The order will not fail to meet the requirements of Section 1.4.5 of this Appendix if:

(a)	The order requires payment of benefits be made to an Alternate Payee before the Participant has separated from service but as of a date that is on or after the date on which the Participant attains (or would have attained) the earliest payment date described in Section 1.4.10 of this Appendix; and

(b)	The order requires that payment of benefits be made to an Alternate Payee as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of benefits actually accrued); and

(c)	The order requires payment of benefits to be made to an Alternate Payee in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

In lieu of the foregoing, the order will not fail to meet the requirements of Section 1.4.5 of this Appendix if the order: (1) requires that payment of benefits be made to an Alternate Payee in a single lump sum as soon as is administratively feasible after the order is determined to be a qualified domestic relations order, and (2) does not contain any of the provisions described in Section 1.4.9 of this Appendix, and (3) provides that the payment of such single lump sum fully and permanently discharges all obligations of the Plan to the Alternate Payee.

     1.4.9. Deemed Spouse. Notwithstanding the foregoing:

(a)	The order may provide that the former spouse of a Participant shall be treated as a surviving spouse of such Participant for the purposes of Section 8 of the Plan document (and that any subsequent or prior spouse of the Participant shall not be treated as a spouse of the Participant for such purposes); and

(b)	The order may provide that, if the former spouse has been married to the Participant for at least one (1) year at any time, the surviving former spouse shall be deemed to have been married to the Participant for the one (1) year period ending on the date of the Participant’s death.

     1.4.10. Payment Date Defined. For the purpose of Section 1.4.8 of this Appendix, the earliest payment date means the earlier of:

(a)	The date on which the Participant is entitled to a distribution under the Plan; or

(b)	The later of (i) the date the Participant attains age fifty (50) years, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

SECTION 2

PROCEDURES

2.1. Actions Pending Review. During any period when the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Company, the Company shall cause the Plan to separately account for the amounts which would be payable to the Alternate Payee during such period if the order were determined to be a qualified domestic relations order.

2.2. Reviewing DROs. Upon the receipt of a domestic relations order, the Company shall determine whether such order is a qualified domestic relations order.

     2.2.1. Receipt. A domestic relations order shall be considered to have been received only when the Company shall have received a copy of a domestic relations order which is complete in all respects and is originally signed, certified or otherwise officially authenticated.

     2.2.2. Notice to Parties. Upon receipt of a domestic relations order, the Company shall notify the Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant that such domestic relations order has been received. The Company shall include with such notice a copy of this Appendix.

     2.2.3. Comment Period. The Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant shall be afforded a comment period of thirty (30) days from the date such notice is mailed by the Company in which to make comments or objections to the Company concerning whether the domestic relations order is a qualified domestic relations order. By the unanimous written consent of the Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant, the thirty (30) day comment period may be shortened.

     2.2.4. Initial Determination. Within a reasonable period of time after the termination of the comment period, the Company shall give written notice to the Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant of its decision that the domestic relations order is or is not a qualified domestic relations order. If the Company determines that the order is not a qualified domestic relations order or if the Company determines that the written objections of any party to the order being found a qualified domestic relations order are not valid, the Company shall include in its written notice:

(a)	The specific reasons for its decision;

(b)	The specific reference to the pertinent provisions of this Plan document upon which its decision is based;

(c)	A description of additional material or information, if any, which would cause the Company to reach a different conclusion; and

(d)	An explanation of the procedures for reviewing the initial determination of the Company.

     2.2.5. Appeal Period. The Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant shall be afforded an appeal period of sixty (60) days from the date such an initial determination and explanation is mailed in which to make comments or objections concerning whether the original determination of the Company is correct. By the unanimous written consent of the Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant, the sixty (60) day appeal period may be shortened.

     2.2.6. Final Determination. In all events, the final determination of the Company shall be made not later than eighteen (18) months after the date on which first payment would be required to be made under the domestic relations order if it were a qualified domestic relations order. The final determination shall be communicated in writing to the Participant and all persons claiming to be Alternate Payees and all prior Alternate Payees with respect to the Participant.

2.3. Final Disposition. If the domestic relations order is finally determined to be a qualified domestic relations order and all comment and appeal periods have expired, the Plan shall pay all amounts required to be paid pursuant to the domestic relations order to the Alternate Payee entitled thereto. If the domestic relations order is finally determined not to be a qualified domestic relations order and all comment and appeal periods have expired, benefits under the Plan shall be paid to the person or persons who would have been entitled to such amounts if there had been no domestic relations order.

2.4. Orders Being Sought. If the Company has notice that a domestic relations order is being or may be sought but has not received the order, the Company shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due. If the Company has determined that a domestic relations order is not a qualified domestic relations order and all comment and appeal periods have expired, the Company shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due even if the Company has notice that the party claiming to be an Alternate Payee or the Participant or both are attempting to rectify any deficiencies in the domestic relations order. Notwithstanding the above, after the commencement of a divorce action, the Company shall comply with a restraining order, duly issued by the court handling the divorce, reasonably prohibiting the disposition of a Participant’s benefits pending the submission to the Company of a domestic relations order or prohibiting the disposition of a Participant’s benefits pending resolution of a dispute with respect to a domestic relations order.

SECTION 3

PROCESSING OF AWARD

3.1. General Rules. If a benefit is awarded to an Alternate Payee pursuant to an order which has been finally determined to be a qualified domestic relations order, the following rules shall apply.

     3.1.1. Source of Award. If a Participant shall have a Vested interest in more than one Account under the Plan, the benefit awarded to an Alternate Payee shall be withdrawn from the Participant’s Accounts in proportion to his Vested interest in each of them.

     3.1.2. Effect on Account. For all purposes of the Plan, the Participant’s Account (and all benefits payable under the Plan which are derived in whole or in part by reference to the Participant’s Account) shall be permanently diminished by the portion of the Participant’s Account which is awarded to the Alternate Payee. The benefit awarded to an Alternate Payee shall be considered to have been a distribution from the Participant’s Account for the limited purpose of applying any rules of the Plan document relating to distributions from an Account that is only partially Vested.

     3.1.3. After Death. After the death of an Alternate Payee, all amounts awarded to the Alternate Payee which have not been distributed to the Alternate Payee and which continue to be payable shall be paid in a single lump sum distribution to the personal representative of the Alternate Payee’s estate as soon as administratively feasible, unless the qualified domestic relations order clearly provides otherwise. The Participant’s Beneficiary designation shall not be effective to dispose of any portion of the benefit awarded to an Alternate Payee, unless the qualified domestic relations order clearly provides otherwise.

     3.1.4. In-Service Benefits. Any in-service distribution provisions of the Plan document shall not be applicable to the benefit awarded to an Alternate Payee.

3.2. Segregated Account. If the Company determines that it would facilitate the administration or the distribution of the benefit awarded to the Alternate Payee or if the qualified domestic relations order so requires, the benefit awarded to the Alternate Payee shall be established on the books and records of the Plan as a separate account belonging to the Alternate Payee.

3.3. Former Alternate Payees. If an Alternate Payee has received all benefits to which the Alternate Payee is entitled under a qualified domestic relations order, the Alternate Payee will not at any time thereafter be deemed to be an Alternate Payee or prior Alternate Payee for any substantive or procedural purpose of this Plan.

APPENDIX D

401(k), 401(m) & 402(g) COMPLIANCE

     Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of Code §§ 401(k) and 401(m) and the limitations imposed under Code § 402(g).

     Priority. Determinations under this Appendix shall be made in the following order:

(a)	Excess deferrals under Section 1,

(b)	If required to satisfy Code § 401(k) because the requirements of Code § 401(k)(12) have not been met, excess contributions under Section 2, and

(c)	If required to satisfy Code § 401(m) because the requirements of Code § 401(m)(11) have not been met, excess aggregate contributions under Section 3.

The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(g) COMPLIANCE

1.1 Excess Deferrals.

     1.1.1. In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Company in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s 401(k) Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan document, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

     1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of elective contributions allocated to the Participant’s 401(k) Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

     1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Company not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in Code §§ 401(k), 408(k) or 403(b), will exceed the limit imposed on the Participant by Code § 402(g) for the taxable year in which the deferral occurred. The Company shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.

     1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss. Unless the Company and the Trustee agree otherwise in writing, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s 401(k) Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year without regard to any income or loss occurring during such taxable year.

     1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s 401(k) Account.

     1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable Matching Contributions under Section 5.4 of the Plan document shall be treated as forfeitures and reallocated as if such forfeitures were Matching Contributions under Section 5.4 of the Plan document made for those Participants who were entitled to receive a Matching Contribution for that Plan Year.

SECTION 2

SECTION 401(k) COMPLIANCE

2.1. Section 401(k) Compliance.

     2.1.1. Safe Harbor Compliance. If the Plan satisfies the requirements of Code § 401(k)(12) for any Plan Year, the provisions of this Section 2.1 of Appendix D shall not apply to the Plan for such Plan Year.

     2.1.2. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:

(a)	An eligible employee means an individual who is entitled to provide a 401(k) Enrollment Agreement for all or a part of the Plan Year (whether or not the individual does so).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(1)	The total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s 401(k) Account excluding any Employer contributions to the 401(k) Account used in determining the contribution percentage in Section 3.1.2(c)(i) and including, if the Company elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s 401(k) Account that are not used in determining the contribution percentage in Section 3.1.2(c)(i), provided such Employer matching contributions are fully (100%) vested and not available for in-service distribution prior to the Participant’s attainment of age 59-1/2, whether for hardship or otherwise, to

(2)	The eligible employee’s compensation, as defined below for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(d)	Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan document. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan document compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee’s compensation for a Plan Year shall not exceed the annual compensation limit under Code § 401(a)(17) (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2003, and shall be adjusted thereafter as provided under the Code).

(e)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

     2.1.3. Special Rules. For purposes of this Section 2.1, the following special rules apply:

(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliates (other than an employee stock ownership plan described in Code §§ 409(a) and 4975(e)(7)) to which Employer contributions are made on behalf of the eligible Highly Compensated Employee pursuant to a salary reduction agreement, all such Employer contributions, and if used to determine the deferral percentage of eligible employees, matching contributions (as defined in Code § 401(m)(4)(A)) which meet the requirements of Code §§ 401(k)(2)(B) and 401(k)(2)(C), shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s deferral percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of Code §§ 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code § 401(k) only if they have the same Plan Year and use the same 401(k) testing method.

     2.1.4. The 401(k) Tests. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:

Test 1:	The average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average deferral percentage of all other eligible employees for the current Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by two (2).

The Company may, however, elect in accordance with further guidance issued by the Secretary of the Treasury to substitute the average deferral percentage of all other eligible employees for the preceding Plan Year for the average deferral percentage of all other eligible employees for the current Plan Year in Tests 1 and 2 above. Any election made by the Company to use the average deferral percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above, may only be changed in the manner prescribed by the Secretary of the Treasury.

     2.1.5. Preventative Action Prior to Plan Year End. If the Company determines that neither of the tests described in Section 2.1.4 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Company may from time to time establish (and modify) a maximum amount of contributions that can be made pursuant to a 401(k) Enrollment Agreement by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Company shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.4 and the commencement and termination dates for any modifications.

2.2. Distribution of Excess Contributions.

     2.2.1. In General. Notwithstanding any other provision of the Plan document, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible Highly Compensated Employees as determined in this Section.

     2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:

(a)	The aggregate amount of Employer contributions taken into account in computing the average deferral percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)	The maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(1)	The contributions made pursuant to a 401(k) Enrollment Agreement of the eligible Highly Compensated Employee who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(2)	If neither the tests is satisfied after such reduction, the contributions made pursuant to a 401(k) Enrollment Agreement of the eligible Highly Compensated Employees who then have the highest deferral percentage (including those eligible Highly Compensated Employees whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(3)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

     2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the 401(k) Account and Matching Account, if applicable, in proportion to the Participant’s elective contributions and matching contributions, if applicable, (as defined in Code § 401(m)(4)(A) which meet the requirements of Code §§ 401(k)(2)(B) and 401(k)(2)(C)) for the Plan Year. The amount of excess contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The contributions made pursuant to a 401(k) Enrollment Agreement of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 5.2 of the Plan document, and the applicable amount of Matching Contributions, if any, credited pursuant to Section 5.4 of the Plan document, shall be reduced accordingly).

(b)	If any excess contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of contributions made pursuant to a 401(k) Enrollment Agreement (including those eligible Highly Compensated Employees reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 5.2 of the Plan document, and the applicable amount of Matching Contributions, if any, credited pursuant to Section 5.4 of the Plan document, shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.

However, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions.

     2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Company and the Trustee agree otherwise in writing, the income or loss allocable to excess contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s elective contributions, and if used to determine an eligible Highly Compensated Employee’s deferral percentage under Section 2.1 of this Appendix, matching contributions (as defined in Code § 401(a)(4) which meet the requirements of Code §§ 401(k)(2)(B) and 401(k)(2)(C)) for the Plan Year by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to elective contributions and such matching contributions on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.

     2.2.5. Orphaned Matching Contributions. If excess contributions are distributed pursuant to this Section 2.2, applicable Matching Contributions under Section 5.4 of the Plan document shall be treated as forfeitures and reallocated as if such forfeitures were Matching Contributions under Section 5.4 of the Plan document made for those Participants who were entitled to receive a Matching Contribution for that Plan Year.

2.3. Section 401(k) Curative Allocation.

     2.3.1. Amount and Eligibility. If neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution of “excess contributions” has not been made pursuant to Section 2.2 of this Appendix, then the Employer shall make a discretionary contribution for that Plan Year. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and for whom some contribution was made pursuant to Section 5.2 of the Plan document for such Plan Year shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year; provided, however, that in no case shall amounts be so allocated to cause a Participant’s deferral percentage to exceed twenty percent (20%). Such Employer discretionary contribution shall be treated as elective contributions subject to Treasury Regulation § 1.401(k)-1(b)(5), which is incorporated herein.

     2.3.2. Crediting to Account. The Employer discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s 401(k) Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

SECTION 3

SECTION 401(m) COMPLIANCE

3.1. Section 401(m) Compliance.

     3.1.1. Safe Harbor Compliance. If the Plan satisfies the requirements of Code § 401(m)(11) for any Plan Year, the provisions of this Section 3.1 of Appendix D shall not apply to the Plan for such Plan Year.

     3.1.2. Special Definitions. For purposes of this Section 3, the following special definitions shall apply:

(a)	An eligible employee means an individual who is eligible to receive a Matching Contribution for any portion of the Plan Year (whether or not the individual does so).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:

(1)	The total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Matching Account excluding any Matching Contributions used in determining the deferral percentage under

Section 2.1.2(c)(i) of this Appendix, and including, if the Company elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s 401(k) Account, provided that the 401(k) compliance testing under Section 2.1 of this Appendix is satisfied both with and without exclusion of such Employer contributions, to

(2)	The eligible employee’s compensation, as defined below for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(d)	Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan document. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan document, compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee’s compensation for a Plan Year shall not exceed the limit on annual compensation under Code § 401(a)(17) (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2003, and shall be adjusted thereafter as provided under the Code).

(e)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.

     3.1.3. Special Rules. For purposes of this Section 3.1, the following special rules apply:

(a)	Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliates (other than an employee stock ownership plan described in Code §§ 409(a) and 4975(e)(7)) to which Employer matching contributions are made on behalf of the eligible Highly Compensated Employee, all such Employer matching contributions, and if used to determine the contribution percentage of eligible employees, Employer contributions made pursuant to a salary reduction agreement shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s contribution percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of Code §§ 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the

Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code § 401(m) only if they have the same Plan Year and they use the same 401(m) testing method.

     3.1.4. The 401(m) Tests. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:

Test 1:	The average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average contribution percentage of all other eligible employees for the current Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by two (2).

The Company may, however, elect in accordance with further guidance issued by the Secretary of the Treasury to substitute the average contribution percentage of all other eligible employees for the preceding Plan Year for the average contribution percentage of all other eligible employees for the current Plan Year in Tests 1 and 2 above. Any election made by the Company to use the average contribution percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above may only be changed in the manner prescribed by the Secretary of the Treasury.

     3.1.5. Preventative Action Prior to Plan Year End. If the Company determines that neither of the tests described in Section 3.1.4 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Company may from time to time establish (and modify) maximums for Matching Contributions of eligible Highly Compensated Employees that are less than the contributions which would otherwise be permitted or provided. No Matching Contributions shall be made in excess of such maximums after the date such maximums are effective. The Company shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.4 and the commencement and termination dates for any modifications.

3.2. Distribution of Excess Aggregate Contributions.

     3.2.1. In General. Notwithstanding any other provision of the Plan document, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible Highly Compensated Employees as determined in this Section.

     3.2.2. Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:

(a)	The aggregate amount of contributions taken into account in computing the average contribution percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)	The maximum amount of such contributions permitted by the section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(1)	The Matching Contributions for the eligible Highly Compensated Employee who has the highest contribution percentage shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(2)	If neither of the tests is satisfied after such reduction, the Matching Contributions for eligible Highly Compensated Employees who then have the highest contribution percentage (including those reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(3)	If neither of the tests is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

     3.2.3. Distribution of Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Participant’s Matching Account and, if applicable, the Participant’s 401(k) Account in proportion to the Participant’s Matching Contributions and, if used to determine the contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year. The amount of excess aggregate contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The Matching Contributions of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

(b)	If any excess aggregate contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of Matching Contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

(c)	If any excess aggregate contributions remain after performing (a) and (c), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain.

However, if the total amount of reduction determined in (a) through (c) would be greater than the amount of excess aggregate contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess aggregate contributions.

     3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Company and the Trustee agree otherwise in writing, the income or loss allocable to excess aggregate contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s Matching Contributions (to the extent used to determine the eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix), and if used to determine an eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Matching Contributions and such elective contributions or qualified nonelective contributions, or both, on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.

     3.2.5. Orphaned Matching Contributions. If elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 3.2, applicable Matching Contributions under Section 5.4 of the Plan document shall be treated as forfeitures and reallocated as if such forfeitures were a Matching Contribution under Section 5.4 of the Plan document made for those Participants who were entitled to receive a Matching Contribution for that Plan Year.

3.3. Section 401(m) Curative Allocation.

     3.3.1. Amount and Eligibility. If neither of the section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then the Employer shall make an additional matching contribution for that Plan Year. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and who were entitled to receive an Matching Contribution shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Matching Contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year.

     3.3.2. Crediting to Account. The Matching Contribution which is so allocated to a Participant shall be allocated to that Participant’s Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

APPENDIX E

SPECIAL RULES

1.1. In Service Withdrawal – Merged Plans Generally. To the extent that its distribution prior to severance from employment is not authorized elsewhere in this Appendix E or by the other provisions of this Plan document, any portion of a Participant’s Total Account that:

(a)	Is attributable to amounts that were held by a plan that merged into this Plan after the Effective Date and

(b)	Immediately prior to the merger date, was available for distribution prior to severance from employment,

shall continue to be available for such distribution to the same extent such distribution was permitted immediately prior to the merger date.

E-1